Exhibit 1.1

KILROY REALTY CORPORATION

SALES AGREEMENT

March 1, 2024

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

BMO Capital Markets Corp. 151 W 42nd Street New York, New York 10036	KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, Ohio 44114

BNY Mellon Capital Markets, LLC 240 Greenwich Street New York, New York 10286	Nomura Securities International, Inc. 309 West 49th Street New York, New York 10019

BofA Securities, Inc. One Bryant Park New York, New York 10036	Scotia Capital (USA) Inc. 250 Vesey Street, 24th Floor New York, New York 10281

BTIG, LLC 65 East 55th Street New York, New York 10022	Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001

Jefferies LLC 520 Madison Avenue New York, New York 10022

As Agents and/or forward sellers

Barclays Bank PLC c/o Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	Bank of America, N.A. c/o BofA Securities, Inc. One Bryant Park New York, New York 10036

Bank of Montreal 55 Bloor Street West, 18th Floor Toronto, Ontario M5X 1A1 Canada	Jefferies LLC 520 Madison Avenue New York, New York 10022

The Bank of New York Mellon 240 Greenwich Street New York, New York 10286	JPMorgan Chase Bank, National Association 383 Madison Avenue New York, New York 10179

KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, Ohio 44114	The Bank of Nova Scotia 44 King Street West Toronto, Ontario, Canada M5H 1H1

Nomura Global Financial Products, Inc. 309 West 49th Street New York, New York 10019	Wells Fargo Bank, National Association 500 West 33rd Street New York, New York 10001

As Forward Purchasers

Ladies and Gentlemen:

Kilroy Realty Corporation, a Maryland corporation (the “Company”), and Kilroy Realty, L.P., a Delaware limited partnership (the “Operating Partnership”), confirm their agreement with Barclays Capital Inc., BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Nomura Securities International, Inc., Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, each as sales agent and/or principal (except in the case of Nomura Securities International, Inc.) and/or forward seller (except in the case of BTIG, LLC) (in any such capacity, each an “Agent” and together the “Agents”), and Barclays Bank PLC, Bank of Montreal, The Bank of New York Mellon, Bank of America, N.A., Jefferies LLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Nomura Global Financial Products, Inc., The Bank of Nova Scotia and Wells Fargo Bank, National Association, each as forward purchaser (in such capacity, each a “Forward Purchaser” and together the “Forward Purchasers”), as stated in this agreement (as the same may be amended or supplemented from time to time, this “Agreement”). For purposes of clarity, it is understood and agreed by the parties hereto that, if Shares (as defined below) are offered or sold through any Agent acting as forward seller for the applicable Forward Purchaser, then such Agent, as forward seller, shall be acting as sales agent for such Forward Purchaser with respect to the offering and sale of such Shares, and, except in cases where this Agreement expressly refers to an Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to any Agent acting as sales agent shall also be deemed to apply to such Agent when acting as forward seller, mutatis mutandis; except that Nomura Securities International, Inc. shall only be a forward seller and shall therefore not act as sales agent for the Company. For the avoidance of doubt, BTIG, LLC will not be a forward seller.

The Company proposes (i) to issue, offer and sell from time to time to or through the Agents, severally and not jointly, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and (ii) to instruct the applicable Agents, severally and not jointly, to offer and sell shares of Common Stock as forward sellers, having, with respect to (i) and (ii) above combined, an aggregate gross sales price (the “Maximum Program Amount”) of up to $500,000,000 (the “Shares”), on the terms and subject to the conditions stated in this Agreement and, if applicable, in any Terms Agreement or Confirmation (as such terms are hereinafter defined). The Company agrees that if and when it determines to sell Shares directly to one or more of the Agents, acting as principal, the Company and the Operating Partnership will enter into a separate agreement in substantially the form of Annex B hereto relating to such sale, with such changes to such form as the parties thereto may agree (each a “Terms Agreement”). Any Shares issued and sold by the Company through any of the Agents, acting as sales agents for the Company, or to any of the Agents, acting as principal, pursuant to this Agreement and, if applicable, any Terms Agreements, are hereinafter sometimes called “Primary Shares.”

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The Company may also enter into one or more forward stock purchase transactions with any of the Forward Purchasers as set forth in one or more separate letter agreements, each in substantially the form attached as Annex C hereto (each, a “Confirmation” and, collectively, the “Confirmations”). Under each Confirmation, the Company will, on the terms and subject to the conditions set forth in such Confirmation and in this Agreement, deliver to the applicable Forward Purchaser, or an affiliate thereof (including the Agent affiliated with such Forward Purchaser), up to the maximum number of shares of Common Stock as may be sold in accordance with this Agreement in connection with such Confirmation. In connection with any Confirmation entered into as contemplated by this Agreement, it is contemplated that the applicable Forward Purchaser will attempt to borrow and then offer, through the applicable Agent, acting as forward seller and sales agent on behalf of such Forward Purchaser, the applicable Shares for sale on the terms and subject to the conditions set forth in this Agreement. The aggregate gross sales price of the Shares that may be sold pursuant to this Agreement (including Shares borrowed by any Forward Purchaser and sold through an Agent, as forward seller, in connection with any Confirmation) and any Terms Agreements shall not exceed the Maximum Program Amount.

As set forth in Section 14 of this Agreement, references in this Agreement to “subsidiaries” of the Company shall include, without limitation, the Operating Partnership; references in this Agreement to the “Partnership Agreement” shall mean the Seventh Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as the same have been or may be further amended, supplemented or restated from time to time; and all references to “gross sale proceeds” or “gross proceeds” from the sale of any Shares (and any similar references) shall be deemed to mean, in the case of any Shares sold to any Agents pursuant to any Terms Agreement, the initial public offering price of such Shares.

The Company and the Operating Partnership hereby confirm their respective agreements with each of the Agents and the Forward Purchasers as follows:

1. Representations, Warranties and Agreements of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent and warrant to, and covenant with, each Agent and each Forward Purchaser as follows:

(a) A registration statement on Form S-3 (File Nos. 333-267440 and 333-267440-01) relating to the Shares (i) has been prepared by the Company and the Operating Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) has been filed with the Commission under the Securities Act, (iii) has become effective under the Securities Act, and (iv) is effective under the Securities Act. Electronic copies of such registration statement and any amendments thereto have been delivered by the Company to the Agents. As used in this Agreement:

(i) “Applicable Time” means, with respect to any Shares, any time that a purchaser shall agree to purchase Shares through an Agent, acting as sales agent or forward seller, or from an Agent, acting as principal, pursuant to this Agreement or pursuant to a Terms Agreement to which such Agent is a party;

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(ii) “Base Prospectus” means the base prospectus included in the Prospectus (as defined below) most recently filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act;

(iii) “Effective Date” means any date as of which any part of the Registration Statement (as defined below) relating to the Shares became, or is deemed to have become, effective under the Securities Act in accordance with the rules and regulations thereunder;

(iv) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares;

(v) “Disclosure Package” means (A) either (1) as of any Applicable Time relating to an offering of Shares through an Agent, acting as sales agent, the Prospectus, as amended and supplemented (if applicable) as of such Applicable Time but excluding any pricing supplement or preliminary pricing supplement prepared in connection with an offering of Shares by any Agent as principal pursuant to a Terms Agreement, or (2) as of any Applicable Time relating to an offering of Shares by an Agent as principal pursuant to a Terms Agreement, the preliminary prospectus prepared in connection with such offering as contemplated by Section 3(a)(xxvi) hereof, as amended and supplemented (if applicable) as of such Applicable Time, and any Issuer Free Writing Prospectus relating solely to the offering of Shares pursuant to such Terms Agreement and consented to in writing by such Agent as provided in Section 3(a)(vi) hereof, as the case may be, and (B) each Issuer Free Writing Prospectus (other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act and other than an Issuer Free Writing Prospectus referred to in clause (A)(2) of this paragraph) filed or used by the Company on or before such Applicable Time in connection with the offering of Shares, taken together (collectively, and, with respect to any Shares, including the public offering price of such Shares);

(vi) “preliminary pricing supplement” means any preliminary prospectus supplement to the Prospectus relating to an offering of Shares by any Agent as principal pursuant to a Terms Agreement in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act as contemplated by Section 3(a)(xxvi) hereof;

(vii) “preliminary prospectus” means, with respect to any offering of Shares by any Agent as principal pursuant to a Terms Agreement (A) the Prospectus, in the form most recently filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act and (B) the preliminary pricing supplement relating to such offering;

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(viii) “pricing supplement” means any prospectus supplement to the Prospectus relating to an offering of Shares by any Agent as principal pursuant to a Terms Agreement in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act as contemplated by Section 3(a)(xxvi) hereof;

(ix) “Prospectus” means the Prospectus Supplement (as defined below) and the accompanying Base Prospectus, in the form most recently filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act; provided that, when used with respect to any offering of Shares by an Agent as principal pursuant to a Terms Agreement, the term “Prospectus” means (A) the Prospectus Supplement and the accompanying Base Prospectus, in the form most recently filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act and (B) the pricing supplement relating to such offering;

(x) “Prospectus Supplement” means the prospectus supplement (other than a preliminary pricing supplement or a pricing supplement prepared in connection with an offering of Shares by any Agent as principal pursuant to a Terms Agreement) specifically relating to the Shares, in the form in which such prospectus supplement has most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act; and

(xi) “Registration Statement” means, collectively, and subject to Section 3(a)(xxviii), the various parts of the registration statement referred to in the first paragraph of this Section 1(a), each as amended as of the Effective Date for such part, including any Prospectus and all exhibits to such registration statement, and including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of such Effective Date.

All references in this Agreement to financial statements and other information which is “described,” “disclosed,” “contained,” “included” or “stated” in the Registration Statement, any preliminary pricing supplement, any preliminary prospectus, any pricing supplement, the Base Prospectus, the Disclosure Package, the Prospectus Supplement or the Prospectus (and other references of like import) shall be deemed to mean and include all such financial statements and other information which is incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary pricing supplement, such preliminary prospectus, such pricing supplement, the Base Prospectus, the Disclosure Package, the Prospectus Supplement or the Prospectus, respectively.

Any reference to the date of any preliminary prospectus means the date of the applicable preliminary pricing supplement. Any reference to the date of the Prospectus means the date of the Prospectus Supplement or, in the case of any offering of Shares by an Agent as principal pursuant to a Terms Agreement, the date of the applicable pricing supplement. Any reference to any preliminary prospectus or the Prospectus shall be

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deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such preliminary prospectus or the date of the Prospectus, as the case may be. Any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such preliminary prospectus or the Prospectus, as the case may be, and incorporated by reference in such preliminary prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Company’s knowledge, threatened by the Commission. The Commission has not notified the Company or the Operating Partnership of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b) The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Shares, including not having been an “ineligible issuer” (as defined in Rule 405) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405).

(c) The Registration Statement conformed and will conform in all material respects on each Effective Date and on each Delivery Date (as defined in Section 2(h) below), and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. Each preliminary prospectus and the Prospectus conformed and will conform, in all material respects when such documents were or are, as the case may be, filed with the Commission pursuant to Rule 424(b) under the Securities Act and on each Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in any preliminary prospectus and the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d) The Registration Statement did not and will not, as of any Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company and the Operating Partnership by the Agents or the Forward Purchasers specifically for inclusion therein, which information is specified in Section 6(b).

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(e) The Prospectus, as amended and supplemented from time to time, did not and will not, as of its date or as of any Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company and the Operating Partnership by the Agents or the Forward Purchasers specifically for inclusion therein, which information is specified in Section 6(b).

(f) The documents incorporated by reference in any preliminary prospectus and the Prospectus did not or will not, as the case may be, when they became or become effective or were or are filed with the Commission, as the case may be, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) The Disclosure Package did not and will not, as of any Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company and the Operating Partnership by the Agents or the Forward Purchasers specifically for inclusion therein, which information is specified in Section 6(b).

(h) Each Issuer Free Writing Prospectus conformed or will conform, as the case may be, in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied, or will comply, as the case may be, with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Company has not made, and without the prior written consent of the Agents and the Forward Purchasers will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus (except that, in the case of any Issuer Free Writing Prospectus relating solely to an offering of Shares pursuant to a Terms Agreement, only the prior written consent of the Agent or Agents, as applicable, party to such Terms Agreement shall be required). The Company has retained or will retain, as the case may be, in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not or are not required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(i) Accuracy of Statements in Prospectus. The statements included or incorporated by reference in:

(i) the Disclosure Package and the Prospectus under the captions (a) “Description of Capital Stock,” (b) “Description of Material Provisions of the Partnership Agreement of Kilroy Realty, L.P.,” (c) “Certain Provisions of Maryland Law and of the Company’s Charter and Bylaws,” (d) “United States Federal Income Tax Considerations,” (e) “Supplemental Description of the Company’s

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Charter and Bylaws” and (f) “Plan of Distribution (Conflicts of Interest),” in each case as the same may have been or may hereafter be amended, supplemented or replaced from time to time by information in filings on Form 8-K or Proxy Statements on Schedule 14A that in each case are or are deemed to be incorporated by reference in the Disclosure Package and the Prospectus; and

(ii) the Company’s and the Operating Partnership’s most recent Annual Report on Form 10-K (as amended or supplemented, if applicable) filed with the Commission under the following captions (or any similar captions): (a) “Risk Factors – Risks Related to Our Organizational Structure – Our common limited partners have limited approval rights, which may prevent us from completing a change of control transaction that may be in the best interests of all our security holders,” (b) “Risk Factors – Risks Related to Our Organizational Structure – There are restrictions on the ownership of the Company’s capital stock that limit the opportunities for a change of control at a premium to existing security holders” and (c) “Risk Factors – Risks Related to Our Organizational Structure – The Company’s charter contains provisions that may delay, deter or prevent a change of control transaction” or any substantially identical captions, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(j) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any preliminary prospectus reviewed and consented to by the applicable Agent or Agents as contemplated by Section 3(a)(v), the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the applicable Agent or Agents as contemplated by Section 3(a)(v) (except that, in the case of any preliminary prospectus or Issuer Free Writing Prospectus relating solely to an offering of Shares pursuant to a Terms Agreement, only the review by and consent of the Agent or Agents, as applicable, party to such Terms Agreement as contemplated by Section 3(a)(v) shall be required) or the Registration Statement.

(k) This Agreement; Terms Agreements. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership. Each Terms Agreement entered into by the Company and the Operating Partnership pursuant to this Agreement will, as of its date, and thereafter, have been duly authorized, executed and delivered by the Company and the Operating Partnership.

(l) Authorization of the Shares. The Shares to be issued and sold by the Company through the Agents under this Agreement and to the Agents under any Terms Agreement have been duly authorized for issuance and sale pursuant to this Agreement and, if applicable, such Terms Agreement and, when issued and delivered by the Company upon payment and delivery in accordance with this Agreement and, if applicable, such Terms Agreement, will be validly issued, fully paid and nonassessable. The issuance of the Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Shares.

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Any shares of Common Stock to be delivered by the Company in settlement of all or any portion of the Company’s obligations under any Confirmation (the “Confirmation Shares”) have been duly authorized for issuance and sale to the applicable Forward Purchaser or any of its affiliates pursuant to such Confirmation and, when issued and delivered by the Company in accordance with such Confirmation upon payment of any consideration required by such Confirmation, will be validly issued, fully paid and nonassessable. The issuance of Confirmation Shares is not subject to any preemptive rights, right of first refusal or other similar rights to subscribe for or purchase Confirmation Shares.

The issuance, sale and/or delivery by the Company of Confirmation Shares to a Forward Purchaser or any of its affiliates in settlement of all or a portion of the Company’s obligations under any Confirmation in accordance with the terms thereof and the delivery by such Forward Purchaser or any of its affiliates of such Confirmation Shares, during the term of and at any settlement of such Confirmation, to close out open borrowings of Common Stock created in the course of the hedging activities by such Forward Purchaser or any of its affiliates relating to such Forward Purchaser’s exposure under such Confirmation do not and will not require registration under the Securities Act.

(m) No Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement, any Confirmations or any Terms Agreements or the issuance by the Company or sale by the Company of the Shares or Confirmation Shares.

(n) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or otherwise registered by the Company or the Operating Partnership under the Securities Act, except in each case for such rights as have been disclosed in the Disclosure Package and the Prospectus, or to have any equity or debt securities included in the offering or sales contemplated by this Agreement, any Confirmation or any Terms Agreement.

(o) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement, other than debt incurred in the ordinary course of business; and (iii) except for regular quarterly dividends on

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Common Stock, in amounts consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(p) Independent Accountants. Deloitte & Touche LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company and the Operating Partnership as required by the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder.

(q) Preparation of the Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries and of the Operating Partnership and its consolidated subsidiaries as of and at the dates indicated and the results of their respective operations and the changes in their respective cash flows for the periods specified. The financial statements of any other properties, businesses or entities (including, as applicable, combined or consolidated financial statements) and the related notes thereto that may be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus after the date of this Agreement will present fairly in all material respects the financial position and results of operations and cash flows at the dates and for the periods indicated. The financial information of any other properties, businesses or entities (including, as applicable, combined or consolidated financial information) and the related notes thereto that may be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus after the date of this Agreement will present fairly in all material respects the financial information shown therein at the dates and for the periods indicated. The supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein. Such financial statements and supporting schedules comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus. Any pro forma financial statements and related notes included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus fairly present in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; and any pro forma financial information included or

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incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus has been derived therefrom. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(r) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization and has power and authority as a corporation, limited partnership or limited liability company, as the case may be, to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and, in the case of the Company and the Operating Partnership, to enter into and perform its obligations under this Agreement, any Confirmations and any Terms Agreements. Each of the Company and its subsidiaries is duly qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business, properties or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a “Material Adverse Effect”). All of the issued and outstanding shares of capital stock of each subsidiary of the Company that is a corporation, all of the issued and outstanding limited and general partnership interests of each subsidiary of the Company that is a limited partnership and all of the issued and outstanding limited liability company interests (or other similar interests) of each subsidiary of the Company that is a limited liability company have been duly authorized and validly issued, are fully paid and (except for general partnership and limited liability company membership interests) nonassessable and, to the extent such shares or interests are owned by the Company, directly or through subsidiaries, such shares and interests are owned free and clear of any Lien (as defined in Section 1(kk) below). Without limiting the generality of the foregoing the Company is the sole general partner of the Operating Partnership and owns at least a majority of the common units of limited partnership interest of the Operating Partnership (the “Common Units”).

(s) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the line items appearing under the caption “Stockholders’ Equity” in the Company’s balance sheet appearing in the most recent Annual Report on Form 10-K or, if more recent, the most recent Quarterly Report on Form 10-Q (in each case as amended, if applicable) filed by the Company with the Commission (other than for subsequent issuances, if any, pursuant to this Agreement, any Confirmations, any Terms Agreements, any other underwritten public offerings and other than for subsequent issuances or share repurchases or cancellations, if any, pursuant to any employee benefit plans or dividend reinvestment plans described in the Disclosure Package

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and the Prospectus or upon exercise of outstanding options issued pursuant to employee benefit plans described in the Disclosure Package and the Prospectus, as the case may be, or upon the redemption of Common Units pursuant to the Partnership Agreement). The Common Stock (including the Shares and the Confirmation Shares), the authorized Preferred Stock (as defined below) and any class or series of outstanding Preferred Stock conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. If any preferred units of limited partnership interest of the Operating Partnership are outstanding, the Company has duly reserved a sufficient number of shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), for issuance upon exchange of such preferred units of partnership interest. All of the issued and outstanding shares of Preferred Stock, if any, have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Preferred Stock, if any, was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than such as may have been issued under employee benefit plans that are accurately described in the Disclosure Package and the Prospectus or otherwise as accurately described in the Disclosure Package and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, incorporated by reference in the Disclosure Package and the Prospectus accurately and fairly presents the terms and conditions of such plans, arrangements, options and rights in all material respects.

(t) Non-Contravention of Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under its charter or bylaws, limited partnership agreement, limited liability company agreement or similar organizational documents, as the case may be, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or any such subsidiary is a party or by which it may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any such subsidiary or any of its properties, as applicable, except with respect to clauses (ii) and (iii) only, for such Defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The Company’s and the Operating Partnership’s execution, delivery and performance of this Agreement, any Confirmations and any Terms Agreements and consummation of the

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transactions contemplated hereby and thereby and by the Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate and partnership action and will not result in any Default under the charter or bylaws or other organizational documents (including, without limitation, the Partnership Agreement) of the Company or any subsidiary of the Company, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any Lien upon any property or assets of the Company, the Operating Partnership or any of their respective subsidiaries pursuant to, or require the consent of any other party to, any Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company, the Operating Partnership or any of their respective subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Operating Partnership or any of their respective subsidiaries or any of its or their properties, except with respect to clauses (ii) and (iii) only, for such conflicts, breaches, Defaults, Liens, consents or violations as would not, individually or in the aggregate, have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement, any Confirmations or any Terms Agreements. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s and the Operating Partnership’s execution, delivery and performance of this Agreement, any Confirmations or any Terms Agreements or the consummation of the transactions contemplated hereby and thereby, except such as have been obtained or made by the Company, and are in full force and effect under the Securities Act or the Exchange Act, as the case may be, and such as may be required under applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(u) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the Company’s and the Operating Partnership’s knowledge, threatened (i) against or affecting the Company, the Operating Partnership or any of their respective subsidiaries or (ii) which has as the subject thereof any property owned or leased by the Company, the Operating Partnership or any of their respective subsidiaries or, to the Company’s and the Operating Partnership’s knowledge, any of their respective officers or directors, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, the Operating Partnership or any of their respective subsidiaries, or any officer or director of, or property owned or leased by, the Company, the Operating Partnership or any of their respective subsidiaries and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by this Agreement, any Confirmations or any Terms Agreements.

(v) Labor Matters. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s and the Operating Partnership’s knowledge, is threatened or imminent, and neither the Company nor the Operating Partnership is aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.

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(w) Intellectual Property Rights. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s and its subsidiaries’ business as conducted as of each date that this representation is made or deemed to be made or as proposed in the Disclosure Package and the Prospectus to be conducted.

(x) All Necessary Permits, etc. The Company and each of its subsidiaries possess such valid and current licenses, certificates, authorizations or permits (collectively, the “Permits”) issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses except for such Permits where the failure to so possess would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

(y) Title to Properties. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements of the Company and its consolidated subsidiaries referred to above in the paragraph of this Section 1 captioned “Preparation of the Financial Statements” or acquired subsequent to the period covered by such financial statements, in each case free and clear of any Liens and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or any such subsidiary. To the Company’s and the Operating Partnership’s knowledge, the real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or any such subsidiary. All Liens on or affecting any of the properties and assets of the Company or any of its subsidiaries that are required to be disclosed in the Disclosure Package and the Prospectus are disclosed therein. Each of the properties owned by the Company and its subsidiaries complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to such properties), except for such failures to comply that are described in the Disclosure Package and the Prospectus or would not result in a Material Adverse Effect; the Company and the Operating Partnership have no knowledge of any pending or threatened condemnation or zoning change that could reasonably be expected to materially adversely affect the size of, use of, improvements of, construction on, or access to any of the properties of the Company and its subsidiaries, except for such condemnations or zoning changes that are described in the Disclosure Package and the Prospectus or would not result in a Material Adverse Effect; and the Company and the Operating Partnership have no knowledge of any pending or threatened

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proceeding or action that will in any manner materially adversely affect the size of, use of, improvements on, construction on, or access to any of the properties of the Company or its subsidiaries, except for such proceedings or actions that are described in the Disclosure Package and the Prospectus or would not result in a Material Adverse Effect.

(z) Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings and except to the extent a failure to so file or pay would not, individually or in the aggregate, have a Material Adverse Effect. The Company has made provisions in accordance with generally accepted accounting principles (to the extent so required) in the applicable financial statements of the Company and its consolidated subsidiaries referred to above in the paragraph of this Section 1 captioned “Preparation of the Financial Statements” in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

(aa) Company Not an “Investment Company.” Each of the Company and the Operating Partnership has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Neither the Company nor the Operating Partnership is, and after receipt of payment for the Shares on any Delivery Date and any proceeds received pursuant to any Confirmation on any settlement date pursuant to such Confirmation, and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus, neither the Company, the Operating Partnership nor any other subsidiary of the Company will be, an “investment company” within the meaning of the Investment Company Act and each of the Company and Operating Partnership will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(bb) Insurance. The Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction and acts of vandalism. All policies of insurance and fidelity or surety bonds, if any, insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for where the failure to obtain such insurance coverage would reasonably be expected to have a Material Adverse Effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

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(cc) No Restrictions on Dividends. No subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus or to the extent such limitation would not impair the Company’s ability to maintain its status as a real estate investment trust under the Code (as defined below).

(dd) No Price Stabilization or Manipulation. Neither the Company nor the Operating Partnership has taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Shares.

(ee) Related Party Transactions. There are no business relationships or related-party transactions involving the Company, the Operating Partnership or any other subsidiary of the Company or any other person required to be described in the Disclosure Package or the Prospectus that have not been described as required.

(ff) Internal Controls and Procedures. The Company and the Operating Partnership maintain (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(gg) No Material Weakness in Internal Controls. Except as disclosed in the Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Company’s and the Operating Partnership’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s or the Operating Partnership’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s or the Operating Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s or the Operating Partnership’s internal control over financial reporting.

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(hh) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries and, to the knowledge of the Company and the Operating Partnership, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(ii) No Conflict with Money Laundering Laws. To the Company’s and the Operating Partnership’s knowledge, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Operating Partnership, threatened.

(jj) No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and none of the Company or any of its subsidiaries will directly or indirectly use the proceeds from the sale of the Shares or Confirmation Shares, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk) Compliance with Environmental Laws. Except as disclosed or incorporated by reference in the Disclosure Package and the Prospectus: (i) each property owned or leased by the Company or any of its subsidiaries, including, without limitation, the Environment (as defined below) associated with such property, is free of any Hazardous Substance (as defined below) in violation of any Environmental Law (as defined below)

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applicable to such property, except for Hazardous Substances that would not reasonably be expected to result in a Material Adverse Effect; (ii) the Company and its subsidiaries have not caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any property owned or leased by the Company or any of its subsidiaries, and no condition exists on, in, under or, to the knowledge of the Company and the Operating Partnership, adjacent to any such property that could result in the incurrence of liabilities by the Company or any of its subsidiaries or any violations by the Company or any of its subsidiaries of any Environmental Law applicable to such property, give rise to the imposition of any Lien under any Environmental Law, or cause or constitute a health, safety or environmental hazard to any property, person or entity, except in each case that would not reasonably be expected to have a Material Adverse Effect; (iii) neither the Company or any of its subsidiaries nor, to the knowledge of the Company and the Operating Partnership, any tenant of any of the properties owned or leased by the Company and its subsidiaries has received any written notice of a claim under or pursuant to any Environmental Law applicable to such property or under common law pertaining to Hazardous Substances on or originating from such property, except for any such claims which would not have a Material Adverse Effect; (iv) neither the Company or any of its subsidiaries nor, to the knowledge of the Company and the Operating Partnership, any tenant of any of the properties owned or leased by the Company and its subsidiaries has received any written notice from any governmental authority claiming any violation of any Environmental Law applicable to such property that is uncured or unremediated as of the date hereof, except for any such violations which would not have a Material Adverse Effect; (v) no property owned or leased by the Company and its subsidiaries is included or, to the knowledge of the Company and the Operating Partnership, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the “EPA”), nor has the Company or any of its subsidiaries received any written notice from the EPA or any other governmental authority proposing the inclusion of any such property on such list; (vi) the Company and its subsidiaries and, to the knowledge of the Company and the Operating Partnership, each tenant at any of the properties owned or leased by the Company and its subsidiaries (a) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (b) are in compliance with all terms and conditions of any such permit, license or approval, except in each case where such noncompliance, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have a Material Adverse Effect; and (vii) there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would reasonably be expected to have a Material Adverse Effect.

As used herein: “Hazardous Substance” shall include, without limitation, any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, solid waste or similarly designated materials, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any

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constituent of any such substance, pollutant or waste, including any such substance, pollutant or waste identified or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. Section 172.101, as heretofore amended, or in the EPA’s List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as heretofore amended); “Environment” shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor air; “Environmental Law” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. Section 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. Section 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), and all other applicable federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits relating to the protection of the environment or of human health from environmental effects; “Lien” shall mean, with respect to any securities, assets or other property owned or leased by the Company or any of its subsidiaries, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such securities, assets or other property; and “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

Except as disclosed or incorporated by reference in each of the Disclosure Package and the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would have a Material Adverse Effect.

(ll) ERISA Compliance. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by the Company or any of its affiliates that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or

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compensation of employees by the Company or any of its affiliates that could have a Material Adverse Effect. None of the following events has occurred or, to the knowledge of the Company and the Operating Partnership, is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (ii) a material increase in the Company’s “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its affiliates may have any liability.

(mm) Sarbanes-Oxley Compliance. The Company and the Operating Partnership and all of their respective directors and officers, in their capacities as such, have complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(nn) Lending Relationship. Except as disclosed in the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries (i) has any material lending or other relationship with any bank or lending affiliate of any Agent or (ii) intends to use any of the proceeds from the sale of the Shares hereunder or pursuant to any Confirmation to repay any outstanding debt owed to any affiliate of any Agent.

(oo) Statistical and Market Related Data. Nothing has come to the attention of the Company or the Operating Partnership that has caused either the Company or the Operating Partnership to believe that the statistical and market-related data included or incorporated by reference in the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(pp) REIT Status. The Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”) for all taxable years commencing with its taxable year ended December 31, 1997. The Company has filed an election to be taxable as a REIT for its taxable year ended December 31, 1997, and such election has not been terminated. The Company’s proposed method of operation will permit it to continue to meet the requirements for taxation as a REIT under the Code. The Company intends to continue to operate in a manner which would permit it to qualify as a REIT under the Code.

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(qq) Rights Agreement. The Rights Agreement dated October 2, 1998 of the Company (the “Rights Agreement”) has expired and is of no force and effect; no Rights (as such term is defined in the Rights Agreement) or other rights are outstanding in respect of any outstanding shares of Common Stock and no rights will be issued in respect of the Shares issued by the Company pursuant to this Agreement or any Terms Agreement; as of the date hereof, there is no rights agreement or similar agreement in force and effect applicable to the outstanding shares of Common Stock or the Shares.

(rr) Regulation M. The Common Stock is an “actively traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(ss) Confirmations. Each Confirmation has been duly authorized, and when executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”) and except that rights to indemnity thereunder may be limited by applicable law and public policy; and the description of each Confirmation set forth in the Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus is and will be true, correct and complete in all material respects.

(tt) [Reserved]

(uu) Cybersecurity. (A) To the knowledge of the Company and the Operating Partnership, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective tenants, customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”), (B) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company and its subsidiaries have implemented controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except with respect to clauses (A) and (B), for any such security breach or incident, unauthorized access or disclosure, or other compromises, as would not, individually or in the aggregate, have a Material Adverse Effect, or with respect to clause (C), where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries are presently in material compliance with all applicable laws and statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

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Any certificate signed by any officer of the Company or the Operating Partnership and delivered to any Agent, any Forward Purchaser or their counsel after the date of this Agreement or in connection with the offering or sale of the Shares shall be deemed a joint and several representation and warranty by the Company and the Operating Partnership to the Agents and the Forward Purchasers, as to the matters covered thereby; provided that any such certificate delivered pursuant to any Terms Agreement in connection with the offering or sale of Shares pursuant to such Terms Agreement, shall be deemed a joint and several representation and warranty by the Company and the Operating Partnership to only the Agent or Agents, as the case may be, party to such Terms Agreement.

2. Sale and Delivery of Shares.

(a) On the terms and subject to the conditions set forth herein, the Company agrees (I) to issue and sell Shares through the Agents, each acting severally as sales agent, from time to time and, if agreed to by any Agent or Agents, as the case may be, pursuant to a Terms Agreement with the Company and the Operating Partnership, to issue and sell the Shares to be sold pursuant to such Terms Agreement directly to such Agent or Agents, as the case may be, acting severally as principal and, in the case of sales through an Agent acting as sales agent, such Agent agrees to use its commercially reasonable efforts to sell the applicable Shares as sales agent for the Company at such prices and in such amounts as the Company instructs such Agent to sell from time to time in accordance with this Agreement (but subject to the acceptance of such instructions by such Agent, which acceptance, for the avoidance of doubt, may be withheld at the sole discretion of such Agent), and (II) if the Company shall enter into a Confirmation with any Forward Purchaser, then, in consultation with such Forward Purchaser and the applicable Agent (and, in the case of sales through Nomura Securities International, Inc., BTIG, LLC), to instruct such Agent, acting as forward seller on behalf of such Forward Purchaser, to offer and sell the Shares borrowed by such Forward Purchaser from third parties as contemplated by such Confirmation and, subject to the acceptance of such instructions by such Agent, such Agent agrees to use its commercially reasonable efforts to sell such Shares as forward seller for such Forward Purchaser at such prices and in such amounts as the Company instructs such Agent from time to time in accordance with this Agreement, in each case referred to in clause (I) and (II) above on the terms and subject to the conditions set forth in this Agreement and, if applicable, such Terms Agreement or Confirmation, as the case may be. Sales of the Shares, if any, through an Agent acting as sales agent will be made (1) in “at the market” offerings (as defined in Rule 415 under the Securities Act) by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made on the New York Stock Exchange (the “Exchange”), sales made to or through market makers and sales made through other securities exchanges or electronic communications networks and (2) in such privately negotiated transactions, which may include block trades, as the Company and such Agent may agree. Sales of Shares, if any, purchased by an Agent as principal will be made as provided in the applicable Terms Agreement and the applicable preliminary pricing supplement and pricing supplement prepared in connection with the offering of those Shares.

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(b) Subject to the satisfaction of the conditions to the obligations of the Agents and the Forward Purchasers as set forth in Section 5 hereof, the Shares to be sold by any Agent, acting as sales agent on behalf of the Company or as forward seller, are to be sold on a daily basis or otherwise as shall be agreed to by the Company and such Agent on any trading day (other than a day on which the Exchange is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) on which the Company has instructed such Agent to make such sales pursuant to this paragraph. On any Trading Day, the Company may instruct an Agent by telephone (confirmed promptly by facsimile transmission or email, which confirmation will be promptly acknowledged (including, without limitation, by facsimile transmission or email) by such Agent) as to the minimum price per Share at which such Shares may be sold and the maximum aggregate gross sales price and the maximum aggregate number of Shares to be sold through such Agent, as sales agent or forward seller, as the case may be, on such day (which shall not in any event be in excess of (x) the aggregate gross sales price available for sale as of such Trading Day under the Prospectus and the Registration Statement or the aggregate number of unissued shares of Common Stock that have been approved for listing on the Exchange or authorized for issuance by the Company’s board of directors or any duly authorized committee thereof or (y) the maximum aggregate gross sales price which may be sold without exceeding the Maximum Program Amount). Such instruction shall also specify whether such Shares will be borrowed by a Forward Purchaser and sold through the applicable Agent, as forward seller, in connection with hedging a forward stock purchase transaction pursuant to a Confirmation in accordance with clause (II) of Section 2(a) above. Subject to the terms and conditions hereof and to the acceptance of such instructions by the applicable Agent, such Agent shall use its commercially reasonable efforts to sell on any particular Trading Day as sales agent (whether acting on behalf of the Company or as forward seller on behalf of any Forward Purchaser) all of the Shares so designated and instructed by the Company on such day. If an Agent elects to purchase Shares as principal, the sale and purchase of such Shares shall be made pursuant to a Terms Agreement, and the Company and the Operating Partnership agree not to enter into a Terms Agreement with any Agent to sell any Shares in excess of the aggregate gross sales price or number of Shares set forth in clauses (x) or (y) of the third preceding sentence. The Company and the Operating Partnership acknowledge and agree that (i) there can be no assurance that any Agent will be successful in selling Shares as sales agent or that any Forward Purchaser or any of its affiliates will be successful in borrowing and selling Shares through its applicable Agent, as forward seller, (ii) no Agent shall incur any liability or obligation to the Company, the Operating Partnership or any other person or entity if it does not sell Shares as sales agent (whether acting on behalf of the Company or as forward seller on behalf of any Forward Purchaser) for any reason other than a failure by such Agent to use its commercially reasonable efforts to sell such Shares as sales agent in accordance with the terms of this Agreement, (iii) no Agent or Forward Purchaser shall incur any liability for not borrowing, offering or selling any Shares as a result of any of the circumstances specified in clauses (i) or (ii) of Section 2(k), and (iv) no Agent shall be under any obligation to purchase Shares as principal except as otherwise specifically agreed by such Agent, the Company and the Operating Partnership pursuant to, and on the terms and subject to the conditions set forth in, a Terms Agreement signed by such Agent. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement to which an Agent is a party, or any Confirmation to which a Forward Purchaser is a party, the terms of such Terms Agreement or Confirmation, as the case may be, will control; provided that the Company shall not enter into any Terms Agreement providing for the issuance and sale of any Shares in excess of the aggregate gross sales price or number of Shares set forth in clauses (x) or (y) of this paragraph.

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(c) The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares by or on behalf of the Company or any Forward Purchaser shall be effected by or through only one of the Agents on any given day (whether acting as sales agent, forward seller or principal) and the Company shall in no event request that more than one Agent offer or sell Shares (whether acting as sales agent, forward seller or principal) on the same day; provided that the foregoing shall not prohibit the Company and the Operating Partnership from entering into a Terms Agreement with two or more Agents providing for such Agents, each acting severally as principal, to offer and sell the Shares set forth in such Terms Agreement or prohibit or limit in any respect the offer or sale of Shares purchased by any Agent, as principal, from the Company pursuant to a Terms Agreement.

(d) As of any Trading Date, the Company shall not authorize the offering, issuance, or sale of any Shares (including, without limitation, sales on behalf of a Forward Purchaser or pursuant to any Terms Agreement), no Agent, acting as sales agent, shall be obligated to offer or sell any Shares, and no Agent, acting as principal, shall be obligated to purchase any Shares pursuant to a Terms Agreement, (i) at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors or a duly authorized committee thereof, or (ii) in a number or with a maximum gross sales price in excess of the maximum aggregate number or maximum aggregate gross sales price of Shares that may be sold by the Company at such time under Section 2(b) or (iii) in excess of the unissued shares of Common Stock approved for listing on the Exchange. The Company shall advise the Agents in writing from time to time of the minimum price, maximum aggregate number and maximum aggregate gross sales price of Shares referred to in clauses (i) and (ii) and the number of unissued shares of Common Stock referred to in clause (iii) of the immediately preceding sentence. In addition, no Agent, acting as sales agent, shall sell any Shares on any Trading Day at a price lower than the minimum sales price or in an amount in excess of the maximum number of Shares or maximum gross sales price of Shares that the Company shall have instructed such Agent in writing to sell as provided in Section 2(b). In addition, the Company or any Agent may, upon notice to the other relevant parties by telephone (confirmed promptly by facsimile transmission or email, which confirmation will be promptly acknowledged (including, without limitation, by facsimile transmission or email) by such Agent or the Company, as the case may be), suspend the offering of the Shares with respect to which such Agent is acting as sales agent for any reason and at any time (a “Suspension”); provided, however, that such Suspension shall not affect or impair the parties’ respective obligations with respect to any Shares that an Agent has agreed to purchase prior to the giving of such notice pursuant to a Terms Agreement, with respect to any offering or resale of any Shares purchased or to be purchased by an Agent pursuant to a Terms Agreement entered into prior to the giving of such notice, or with respect to any Shares which an investor has agreed to purchase but which have not been delivered to, and paid for by, such investor as contemplated hereby prior to the giving of such notice, nor will any such Suspension affect or impair the parties’ respective obligations with respect to any Confirmation executed and delivered by the

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Company and the applicable Forward Purchaser prior to the giving of such notice. If the Company or an Agent shall give notice of a Suspension as aforesaid, then it may rescind such Suspension by notice to the other parties, which notice shall be given in the manner described in the immediately preceding sentence.

(e) If any party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the other parties hereto and sales of the Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party hereto; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to any Shares that an Agent has agreed to purchase prior to the giving of such notice pursuant to a Terms Agreement, with respect to any offering or resale of any Shares purchased or to be purchased by an Agent pursuant to a Terms Agreement entered into prior to the giving of such notice, or with respect to any Shares which an investor has agreed to purchase but which have not been delivered to, and paid for by, such investor as contemplated hereby prior to the giving of such notice; and further provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to any Confirmation executed and delivered by the Company and the applicable Forward Purchaser prior to the giving of such notice.

(f) The gross sales price of any Shares sold under this Agreement through any Agent, acting as sales agent, shall be the market price for such Shares prevailing at the time of such sale or the price determined through a privately negotiated transaction. The compensation payable to an Agent for sales of any Shares sold through such Agent, as sales agent, shall be equal to such percentage of the aggregate gross sales price of such Shares as the Company and such Agent may agree by telephone (confirmed promptly by facsimile transmission or email, which confirmation will be promptly acknowledged (including, without limitation, by facsimile transmission or email) by the other party), which in any event shall not exceed 2.0% of the gross sales price. Notwithstanding the foregoing, in the event the Company and an Agent agree to sell Shares other than through ordinary brokers’ transactions using sales efforts and methods that may constitute a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act, such Agent shall not be obligated to sell such Shares until the Company and such Agent agree to compensation that is customary for such Agent with respect to transactions of such nature and size and that may exceed 2.0% of the gross sales price. The compensation payable to an Agent for sales of any Shares sold to such Agent as principal shall be set forth in the applicable Terms Agreement. The proceeds (after deducting the applicable Agent’s commission) from the sale of Shares through an Agent as sales agent or the total price paid to the Company by an Agent in the case of Shares sold to such Agent as principal, as the case may be, in each case after further deduction for any transaction fees, transfer taxes or other similar fees, taxes or charges imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company or a Forward Purchaser, as applicable, for such Shares (the “Net Proceeds”). The applicable Agent shall notify the Company as promptly as practicable if any deduction (other than the deduction of commissions or discounts payable to such Agent) described in the preceding sentence will be required.

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(g) The applicable Agent shall provide written confirmation (which may be by facsimile transmission or email) to the Company following the close of trading on the Exchange each day on which Shares are sold through such Agent, as sales agent, setting forth the number of Shares sold on such day, the gross sales price or prices per Share, the aggregate gross sales price of the Shares, the aggregate Net Proceeds to the Company or to the applicable Forward Purchaser, as applicable, and the compensation payable by the Company to such Agent with respect to such sales.

(h) Settlement for sales of Shares through any Agent under this Agreement or under any Terms Agreement to which one or more of the Agents is a party will occur on the second business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company and such Agent or Agents, as the case may be. On each date of settlement for the sale of Shares through an Agent acting as sales agent for the Company or to an Agent acting as principal (each such day, a “Direct Delivery Date”), or through an Agent acting as forward seller for a Forward Purchaser (each such day, a “Forward Delivery Date,” and together with a Direct Delivery Date, a “Delivery Date”), the Shares sold through such Agent for settlement on such date shall be delivered by the Company or such Forward Purchaser, as the case may be, to such Agent against payment of the Net Proceeds from the sale of such Shares to the Company or such Forward Purchaser, as applicable; provided, however, that notwithstanding the foregoing, settlement for any Additional Securities (as defined in Annex B hereto) that are to be purchased by an Agent pursuant to any Terms Agreement will occur on the date or dates specified pursuant to such Terms Agreement and the term “Delivery Date,” as used in this Agreement and any Terms Agreement with respect to such Additional Securities, shall be deemed to include any such date on which any such Additional Securities are to be purchased by any Agent pursuant to a Terms Agreement. Settlement for all Shares shall be effected by book-entry delivery of the Shares to the applicable Agent’s account at The Depository Trust Company against payment by such Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company or the applicable Forward Purchaser, as applicable. In the case of any Shares purchased by an Agent as principal, the foregoing settlement procedures may be superseded by any different procedures set forth in the applicable Terms Agreement. If the Company shall default on its obligation to deliver Shares to any Agent on any Delivery Date, the Company and the Operating Partnership shall, jointly and severally, (i) indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default, and (ii) pay such Agent any commission (or, in the case of Shares to be sold pursuant to Terms Agreement, the discount), to which it would otherwise be entitled absent such default. If any Agent breaches this Agreement by failing to deliver to the Company or the applicable Forward Purchaser, as the case may be, the applicable Net Proceeds on any Delivery Date for Shares delivered by the Company or (unless otherwise agreed by such Forward Purchaser) such Forward Purchaser, as applicable, such Agent will pay the Company or such Forward Purchaser, as applicable, interest on such Net Proceeds at a rate equal to the effective overnight federal funds rate for the period from and including such Delivery Date to but excluding the date on which such Net Proceeds, together with such interest, have been fully paid.

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(i) Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct or request any Agent to offer or sell, any Shares through such Agent as sales agent or forward seller (and, by notice to such Agent given by telephone (confirmed promptly by facsimile transmission or email), shall cancel any instructions for any such offer or sale of any Shares prior to the commencement of the periods referenced below), and such Agent shall not be obligated to make any such offer or sale of Shares, and the Company shall not enter into any Terms Agreement with any Agent or any Confirmation with any Forward Purchaser, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(j) hereof, at any time during the period commencing on and including the 10th business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(j) Notwithstanding clause (ii) of Section 2(i) hereof, if the Company wishes to have Shares offered or sold through an Agent, as sales agent or forward seller, or enter into any Terms Agreement with an Agent or any Confirmation with a Forward Purchaser, as the case may be, at any time during the period commencing on and including the 10th business day prior to the time the Company issues an Earnings Announcement through and including the time that is 24 hours after the corresponding Filing Time, the Company shall first (i) prepare and deliver to the Agents and the Forward Purchasers (with a copy to their counsel), a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, and, prior to filing such Earnings 8-K, obtain the written consent of the Agents and the Forward Purchasers, to such filing (which consent shall not be unreasonably withheld), (ii) provide the Agents and the Forward Purchasers with the officers’ certificate, opinions and letters of counsel and accountants’ letters specified in Sections 3(a)(xii), 3(a)(xiii) and 3(a)(xiv), respectively, hereof, (iii) afford the Agents and the Forward Purchasers the opportunity to conduct a due diligence review as contemplated by Section 3(a)(xi) hereof prior to filing such Earnings 8-K and (iv) file (and not furnish) such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Sections 3(a)(xii), 3(a)(xiii) and 3(a)(xiv), respectively, hereof, and (B) this Section 2(j) shall in no way affect or limit the operation of clause (i) of Section 2(i) hereof, which shall have independent application.

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(k) As set out in the Confirmations and notwithstanding anything herein to the contrary, in the event that either (i) a Forward Purchaser is unable to borrow and deliver any Shares for sale under this Agreement pursuant to the terms of such Confirmation, or (ii) in the commercially reasonable judgment of a Forward Purchaser, it is either impracticable to do so or the Forward Purchaser would incur a stock loan cost that is equal to or greater than 200 basis points per annum to do so, then the applicable Agent, as forward seller, shall be obligated to use commercially reasonable efforts to sell only the aggregate number of Shares that such Forward Purchaser is able to, and that in the commercially reasonable judgment of such Forward Purchaser it is practicable to, so borrow below such cost. For the avoidance of doubt, the obligations of any Agent or Forward Purchaser hereunder with respect to the borrowing of or offer or sale of any Shares in connection with a forward stock purchase transaction shall be subject to the related Confirmation being effective and not having been terminated.

3. Further Agreements of the Company, the Operating Partnership, the Agents and the Forward Purchasers.

(a) The Company and the Operating Partnership, jointly and severally, covenant and agree with each Agent and each Forward Purchaser, as follows:

(i) Neither the Company nor the Operating Partnership shall make any further amendment or supplement to the Registration Statement (other than in connection with the offering of securities other than the Shares), any preliminary prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, except as provided herein; the Company shall (A) advise the Agents and the Forward Purchasers of the time when any amendment or supplement to the Registration Statement, any preliminary prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus has been filed and furnish the Agents and the Forward Purchasers with copies thereof (which may be electronic copies); (B) advise the Agents and the Forward Purchasers of the time that any post-effective amendment to the Registration Statement becomes effective; (C) promptly advise the Agents and the Forward Purchasers if the Company is unable to file any reports, any definitive proxy or information statements or other documents required to be filed by the Company with the Commission pursuant to Sections 13, 14 or 15 of the Exchange Act subsequent to the date of this Agreement in the manner and within the time periods required by the Exchange Act, or file any such documents, on a timely basis, with the Exchange; (D) advise the Agents and the Forward Purchasers, promptly after it receives notice thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the suspension of the qualification or registration of (or any exemption relating to) the Shares for offering, sale or trading in any jurisdiction, or of the threatening or initiation of any proceeding or examination known to the Company for any of

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the foregoing purposes, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus (including, without limitation, any document incorporated by reference in any of the foregoing) or for additional or supplemental information or the receipt of any other comments from the Commission; and (E) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, registration or exemption, promptly use its reasonable best efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 3(a)(v), file an amendment to the Registration Statement or file a new registration statement and use its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(ii) If, during any period when the delivery of a prospectus (or, in lieu thereof, a notice pursuant to Rule 173 under the Securities Act) is required in connection with the offering or sale of Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or where such delivery may be required under Rule 173(d) under the Securities Act) (the “Prospectus Delivery Period”), any event or development shall occur or condition shall exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary or advisable to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus (including, without limitation, any document incorporated by reference in any of them) or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with the Securities Act, the Exchange Act or other applicable law, including in connection with the delivery of the Prospectus, the Company shall notify the Agents and the Forward Purchasers of any such event or condition, and, promptly prepare and (subject to Section 3(a)(v)) file with the Commission (and use its reasonable best efforts to have any amendment to the Registration Statement or any new registration statement be declared effective) and furnish without charge to the Agents and the Forward Purchasers and to any dealer in securities as many copies (which may be electronic copies) as any Agent or Forward Purchaser may from time to time reasonably request of any amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented will comply with applicable law.

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(iii) The Company will deliver promptly to the Agents and the Forward Purchasers and to their counsel, without charge, a signed copy (which may be an electronic copy) of the Registration Statement and each amendment to the Registration Statement filed with the Commission, including all consents and exhibits filed therewith. The Company will deliver promptly to any Agent or Forward Purchaser, without charge, such number of the following documents as such Agent or Forward Purchaser shall reasonably request (which may be electronic copies): (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each preliminary prospectus, the Disclosure Package, the Prospectus and any amendment or supplement thereto and (C) each Issuer Free Writing Prospectus.

(iv) The Company shall pay the applicable Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(v) Prior to filing with the Commission any amendment or supplement to the Registration Statement, any preliminary prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus (other than (1) an amendment made by the filing of any report or other document under Section 13, 14 or 15(d) of the Exchange Act, or (2) by a prospectus supplement relating to the offering of securities other than the Shares (including, without limitation, other shares of Common Stock)), the Company shall furnish a copy thereof (which maybe an electronic copy) to the Agents and the Forward Purchasers (or, in the case of any such preliminary prospectus or Issuer Free Writing Prospectus relating solely to an offering of Shares pursuant to a Terms Agreement, to the Agent or Agents party to such Terms Agreement) and their counsel, and the Company shall not file or use any such proposed amendment or supplement to the Registration Statement, any preliminary prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus to which any Agent or Forward Purchaser reasonably objects (or, in the case of any preliminary prospectus or Issuer Free Writing Prospectus relating solely to an offering of Shares pursuant to a Terms Agreement, to which any Agent party to such Terms Agreement reasonably objects).

(vi) The Company represents that it has not made, and agrees not to make, any offer relating to the Shares that constitutes or would constitute an issuer free writing prospectus (as defined in Rule 433(h) of the Securities Act) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act, without the prior written consent of each Agent and each Forward Purchaser (except, in the case of any Issuer Free Writing Prospectus relating solely to an offering of Shares pursuant to a Terms Agreement, only the prior written consent of the Agent or Agents party to such Terms Agreement shall be required).

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(vii) The Company has complied and will comply with all applicable requirements of Rules 164 and 433 under the Securities Act with respect to any Issuer Free Writing Prospectus with respect to the Shares, including in respect of timely filing with the Commission, legending and record keeping. If, during the Prospectus Delivery Period, any event or development shall occur or condition shall exist as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus in order to comply with the Securities Act or other applicable law, the Company shall notify the Agents and the Forward Purchasers of any such event or condition, and, promptly prepare and, subject to Section 3(a)(v), file with the Commission and furnish without charge to the Agents and the Forward Purchasers, and to any dealer in securities as many copies as any Agent or Forward Purchaser may from time to time reasonably request of an amendment or supplement to such Issuer Free Writing Prospectus that will correct such conflict or make the statements in the Issuer Free Writing Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, not misleading or so that such Issuer Free Writing Prospectus, as amended or supplemented will comply with applicable law.

(viii) As soon as practicable after each Effective Date (it being understood that the Company shall have until at least 405 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 440 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Agents and the Forward Purchasers an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(ix) The Company shall promptly, from time to time, take such action as any Agent or Forward Purchaser may reasonably request to qualify or register the Shares and any Confirmation Shares for offering and sale under (or obtain exemptions from the application of) the securities or Blue Sky laws of those jurisdictions as such Agent or Forward Purchaser, as applicable, may reasonably request and shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, other than those arising out of the offering of the Shares in any jurisdiction where it is now subject.

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(x) At each Applicable Time, each Delivery Date, each Registration Statement Amendment Date (as defined below), each date on which the Company or the Operating Partnership shall file an Annual Report on Form 10-K or Quarterly Report on Form 10-Q, including any date on which an amendment to any such document is filed (each such date, a “Company Periodic Report Date”), the date of each Terms Agreement to which any Agent is a party and each time notice of rescission of a Suspension shall have been given as contemplated by Section 2(d), the Company and the Operating Partnership shall be deemed to have jointly and severally affirmed each representation, warranty, covenant and other agreement of the Company and/or the Operating Partnership contained in this Agreement, but modified as necessary to relate to the Registration Statement, any preliminary prospectus, the Disclosure Package and the Prospectus as amended or supplemented as of such date.

(xi) Except during any Suspension, the Company will cooperate timely with any reasonable due diligence review conducted by an Agent or a Forward Purchaser or their counsel from time to time in connection with the transactions contemplated by this Agreement, any Confirmation or any Terms Agreement, as applicable, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate officers, during regular business hours and at the Company’s principal offices, as such Agent or Forward Purchaser may reasonably request.

(xii) Upon commencement of the offering of Shares under this Agreement, upon each Delivery Date of any Shares sold to an Agent pursuant to a Terms Agreement, each time an Agent or a Forward Purchaser shall reasonably request upon reasonable advance notice and promptly after each (A) date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms, offering or sale of the Shares, (2) in connection with the filing of any report or other document under Section 13, 14 or 15(d) of the Exchange Act, or (3) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock)) or filed pursuant to Section 3(a)(xxviii) (each such date, a “Registration Statement Amendment Date”) and (B) Company Periodic Report Date, and each time notice of rescission of a Suspension shall have been given as contemplated by Section 2(d), the Company and the Operating Partnership will furnish or cause to be furnished forthwith to the Agents and the Forward Purchasers a certificate dated the date of delivery thereof, in the form set forth as Exhibit C (and including any changes proposed by the Company reasonably satisfactory to the Agents and the Forward Purchasers), but modified as necessary to relate to the Registration Statement, any preliminary prospectus, the Prospectus and the Disclosure Package as amended and supplemented, and to the documents incorporated by reference into any preliminary prospectus and the Prospectus, through such date of delivery thereof. As used in this paragraph, to the extent there shall be an Applicable Time on or within one business day following the date referred to in clause (A) or (B) above, promptly shall be deemed to be on or prior to such Applicable Time; provided that this sentence shall not be applicable with respect to deliveries required on the Delivery Date of any Shares sold to an Agent pursuant to a Terms Agreement. Notwithstanding the foregoing, this paragraph shall not apply during any Suspension.

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(xiii) Upon commencement of the offering of Shares under this Agreement, upon each Delivery Date of any Shares sold to an Agent pursuant to a Terms Agreement, each time an Agent or a Forward Purchaser shall reasonably request upon reasonable advance notice and promptly after each (A) Registration Statement Amendment Date and (B) Company Periodic Report Date, and each time notice of rescission of a Suspension shall have been given as contemplated by Section 2(d), the Company will furnish or cause to be furnished to the Agents and the Forward Purchasers and their counsel (x) the written opinion of Maryland counsel to the Company, dated the date of delivery thereof, in a form set forth in Exhibit A hereto and (y) the written opinions and negative assurance letter of special corporate and tax counsel to the Company, dated the date of delivery thereof, in a form set forth in Exhibit B hereto (and, in the case of each of clause (x) and (y), including any changes proposed by the Company reasonably satisfactory to the Agents and the Forward Purchasers and their counsel), but modified as necessary to relate to the Registration Statement, any preliminary prospectus, the Prospectus and the Disclosure Package as amended and supplemented, and to the documents incorporated by reference into any preliminary prospectus and the Prospectus, through the date of such opinions and letter or, in lieu of any such opinion or letter, counsel last furnishing an opinion or letter to the Agents and the Forward Purchasers under this clause (xiii) shall furnish the Agents and the Forward Purchasers with a letter substantially to the effect that the Agents and the Forward Purchasers may rely on the last opinion or letter so delivered by such counsel to the same extent as though each were dated the date of delivery of such letter authorizing reliance (except that such letter authorizing reliance shall state that the statements in such last opinion or letter shall be deemed to relate to the Registration Statement, any preliminary prospectus, the Prospectus and the Disclosure Package as amended and supplemented, and to the documents incorporated by reference into any preliminary prospectus and the Prospectus, through the date of delivery of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or within one business day following the date referred to in clause (A) or (B) above, promptly shall be deemed to be on or prior to such Applicable Time; provided that this sentence shall not be applicable with respect to deliveries required on the Delivery Date of any Shares sold to an Agent pursuant to a Terms Agreement. Notwithstanding the foregoing, this paragraph shall not apply during any Suspension.

(xiv) Upon commencement of the offering of Shares under this Agreement, upon the date of each Terms Agreement to which an Agent is a party, upon each Delivery Date of any Shares sold to an Agent pursuant to a Terms Agreement, each time an Agent or a Forward Purchaser shall reasonably request upon reasonable advance notice and promptly after each (A) Registration Statement Amendment Date and (B) Company Periodic Report Date, and each time notice of

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rescission of a Suspension shall have been given as contemplated by Section 2(d), the Company will cause Deloitte & Touche LLP, independent public accountants for the Company and the Operating Partnership, or other independent accountants of nationally recognized standing for the Company and the Operating Partnership and, if applicable, any other firm of accountants that shall be required to furnish a letter pursuant to Section 5(f) with respect to any properties, businesses or entities whose independent accountants are not the same as the Company’s independent accountants, to furnish to the Agents and the Forward Purchasers a letter, dated the date of delivery thereof, in form reasonably satisfactory to the Agents and the Forward Purchasers and their counsel, of the same tenor as the letter referred to in Section 5(f) hereof, but modified as necessary to relate to the Registration Statement, any preliminary prospectus, the Prospectus and the Disclosure Package, as amended and supplemented, and to the documents incorporated by reference into any preliminary prospectus and the Prospectus, through the date of such letter. In connection with any letter delivered on a Delivery Date of any Shares sold to an Agent pursuant to a Terms Agreement, such letter shall reaffirm the statements made in the letter dated on the date of such Terms Agreement except that the specified date referred to in such letter for carrying out procedures shall be no more than three business days prior to such Delivery Date. As used in this paragraph, to the extent there shall be an Applicable Time on or within one business day following the date referred to in clause (A) or (B) above, promptly shall be deemed to be on or prior to such Applicable Time; provided that this sentence shall not be applicable with respect to deliveries required on the date of a Terms Agreement or the Delivery Date of any Shares sold to an Agent pursuant to a Terms Agreement. Notwithstanding the foregoing, this paragraph shall not apply during any Suspension.

(xv) The Company consents to the Agents, the Forward Purchasers and their respective affiliates trading in the Company’s Common Stock for their own account and for the account of their clients at the same time as sales of Shares occur pursuant to this Agreement or any Terms Agreement; provided, however, that such trading does not violate any applicable laws, including applicable federal and state securities laws and all rules or regulations promulgated thereunder.

(xvi) The Company and the Operating Partnership shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act in connection with the offering and sale of the Shares, including with respect to the timely filing of documents thereunder, and will use their reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) in connection with the offering of the Shares were received in a timely manner by the Commission. If, following any instruction to an Agent to sell Shares pursuant to Section 2(b) hereof or following the execution of any Terms Agreement, to the knowledge of the Company or the Operating Partnership, all filings required by Rule 424 and Rule 433 under the Securities Act in connection with the offering of the Shares shall not have been made or the representations in Sections 1(a), (b), (c), (d), (e), (f), (g), (h), (i) and (j) shall not be true and correct on any Delivery Date with respect to the Shares sold pursuant to such instruction or such Terms

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Agreement, the Company will offer to any person who has agreed to purchase Shares as the result of an offer to purchase solicited by such Agent the right to refuse to purchase and pay for such Shares and, in the case of a Delivery Date with respect to Shares sold pursuant such Terms Agreement, will offer the Agent or Agents, as applicable, party to such Terms Agreement the right to refuse to purchase and pay for such Shares.

(xvii) In the case of any Shares sold through any of the Agents acting as sales agent, the Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, (1) the number of Shares sold through the Agents under this Agreement, (2) the aggregate number of Confirmation Shares underlying each Confirmation and (3) the aggregate net proceeds to the Company and the aggregate compensation paid by the Company with respect to sales of Shares during the most recent fiscal quarter then ended and will separately disclose the same information with respect to Shares sold to the Agents, acting as principal.

(xviii) Other than during the period of any Suspension, the Company and the Operating Partnership will not, without (A) giving the Agents and the Forward Purchasers at least three business days’ prior written notice specifying the nature of such proposed action and the date of such proposed action, and (B) the Agents suspending activity under this program for such period of time as requested by the Company or, if longer, as deemed appropriate by the Agents and the Forward Purchasers in light of such proposed action, directly or indirectly, (1) issue, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), or (2) announce the offering of, or file any registration statement under the Securities Act (other than a registration statement on Form S-8) in respect of, any shares of Common Stock or Common Units, options or warrants to acquire shares of Common Stock or Common Units or securities exchangeable or exercisable for or convertible into shares of Common Stock or Common Units or publicly announce an intention to do any of the foregoing, other than:

(a) the issuance and sale of Shares offered and sold through or to the Agents pursuant to this Agreement and any Terms Agreements,

(b) the issuance of Common Units to the Company in return for the Company’s contribution to the Operating Partnership of the Net Proceeds or other net proceeds received from the sale of Shares sold to or through the Agents pursuant to this Agreement or any Terms Agreements or from the issuance of Confirmation Shares to any Forward Purchasers pursuant to any Confirmations,

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(c) the issuance of Common Stock, options, restricted stock units or other equity awards to purchase Common Stock pursuant to, and the issuance of, Common Stock upon exercise of options, restricted stock units or other equity awards issued under, any stock option, stock bonus or other stock plan or similar arrangement described in the Disclosure Package and the Prospectus and the issuance of Common Stock upon the redemption of Common Units pursuant to the Partnership Agreement,

(d) the Operating Partnership’s issuance of Common Units in connection with an acquisition of real property so long as such Common Units are issued directly to the entity or the securityholders or other equity owners of the applicable entity from which such real property is acquired, and

(e) the Company’s issuance and sale of Confirmation Shares pursuant to any Confirmations.

The provisions set forth in this paragraph shall be in addition to, and shall not limit, any lock-up agreement that may be set forth in any Terms Agreement.

(xix) The Company and the Operating Partnership will apply the Net Proceeds from the sale of the Shares being sold by the Company and the net proceeds received from the sale of Confirmation Shares under any Confirmations substantially in accordance with the description as set forth in the Prospectus and the Disclosure Package under the caption “Use of Proceeds.”

(xx) Neither the Company nor the Operating Partnership has taken or will take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares and neither will take any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Shares contemplated by this Agreement, any Confirmation or any Terms Agreements.

(xxi) The Company and the Operating Partnership will use reasonable efforts to do and perform all things required or necessary to be done and performed under this Agreement, any Confirmation and any Terms Agreement by either of them prior to each Delivery Date.

(xxii) The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock.

(xxiii) The Company will use its reasonable efforts to maintain the listing of the Shares and the Confirmation Shares on the Exchange.

(xxiv) During the Prospectus Delivery Period, the Company and the Operating Partnership will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use their reasonable efforts to cause their respective directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

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(xxv) The Company and the Operating Partnership shall not invest or otherwise use the proceeds received by the Company from the sale of the Shares or the Confirmation Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(xxvi) In connection with any offering of Shares by any Agent as principal, the Company and the Operating Partnership shall prepare a preliminary pricing supplement to the Prospectus and, as promptly as practicable after the execution of the Terms Agreement relating to such offering, the Company and the Operating Partnership shall prepare a pricing supplement to the Prospectus, in each case setting forth (as applicable) the plan of distribution for such Shares and such other matters as the Agent or any of the Agents party to such Terms Agreement may reasonably request or that the Company shall deem necessary or appropriate for inclusion therein and, in the case of a pricing supplement, the public offering price of the Shares to be sold pursuant to such Terms Agreement, any discounts or commissions payable to the Agent or Agents, as the case may be, party thereto and the net proceeds to the Company from the sale of such Shares and the use of such proceeds, each of which shall be satisfactory to each of the Agents party to such Terms Agreement in form and substance, and the Company and the Operating Partnership shall file the same, in each case together with the Prospectus, with the Commission and, to the extent required, with the Exchange not later than the business day following the date thereof and provide electronic and, if requested by any such Agent, hard copies thereof to such Agents.

(xxvii) In the event that notice of a Suspension is given and subsequently rescinded, all as provided in Section 2(d), the Company shall not instruct any Agent to sell any Shares or enter into any Terms Agreement with any Agent or any Confirmation with any Forward Purchaser until such time as the Agents and the Forward Purchasers shall have received an officer’s certificate to the effect specified in Section 3(a)(xii), opinions and letter of counsel to the effect specified in Section 3(a)(xiii), an accountant’s letter to the effect specified in Section 3(a)(xiv), and the letter and negative assurance statement from Sidley Austin LLP to the effect specified in Section 5(e), each dated as of the date of delivery thereof to the Agents and the Forward Purchasers, and the Company shall have offered the Agents and the Forward Purchasers the opportunity to conduct a due diligence review with the Company and its independent public accountants.

(xxviii) Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), this Agreement is still in effect or any Shares purchased by an Agent as principal remain unsold, the Company will, prior to the Renewal Deadline, (i) notify the Agents and the Forward Purchasers, (ii) file, if it is eligible to do so, a new

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automatic shelf registration statement relating to the Shares, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, and then promptly notify the Agents and the Forward Purchasers of such filing and (iii) prepare a new prospectus supplement and accompanying base prospectus relating to the Shares, each in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, and, promptly after the filing of such new automatic shelf registration statement, cause such new prospectus supplement and accompanying base prospectus to be filed pursuant to Rule 424(b) under the Securities Act, and then promptly notify the Agents and the Forward Purchasers of such filing. If, at the time the Company intends to file such a new automatic shelf registration statement, it is not eligible to do so, the Company will, prior to the Renewal Deadline, (i) notify the Agents and the Forward Purchasers, (ii) file a new shelf registration statement on the proper form relating to the Shares, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, (iii) use its reasonable efforts to cause such new shelf registration statement to be declared effective within 60 days after the Renewal Deadline or, if Shares purchased by an Agent as principal remain unsold, use its reasonable efforts to cause such new shelf registration statement to be declared effective as soon as reasonably possible after the Renewal Deadline and then promptly notify the Agents and the Forward Purchasers of such effectiveness and (iv) prepare a new prospectus supplement and accompanying base prospectus relating to the Shares, each in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, and, promptly after the effectiveness of such new shelf registration statement, cause such new prospectus supplement and accompanying base prospectus to be filed pursuant to Rule 424(b) under the Securities Act, and then promptly notify the Agents and the Forward Purchasers of such filing. In addition, the Company may, at its option, file a new automatic shelf registration statement relating to the Shares (which, upon effectiveness, shall replace the then-existing shelf registration statement relating to the Shares) for any reason at any time, so long as (1) this Agreement is still in effect and (2) no Shares purchased by any Agent as principal remain unsold, and provided that the Company (w) notifies the Agents and the Forward Purchasers prior to filing such new automatic shelf registration statement, (x) files a new automatic shelf registration statement relating to the Shares in a form and substance reasonably satisfactory to the Agents and the Forward Purchasers, (y) promptly notifies the Agents and the Forward Purchasers of such filing and (z) prepares a new prospectus supplement and accompanying base prospectus relating to the Shares and, promptly after the filing of such new automatic shelf registration statement, causes such new prospectus supplement and accompanying base prospectus to be filed pursuant to Rule 424(b) under the Securities Act, and then promptly notifies the Agents and the Forward Purchasers of such filing. In each of the foregoing cases, the Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the Registration Statement and the Prospectus in effect immediately prior to the filing of any such new shelf registration statement. From and after the effectiveness of any such new shelf registration statement, (1) all references to the “Registration Statement” in this Agreement shall be deemed to

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mean, collectively, the various parts of such new shelf registration statement, each as amended as of the applicable Effective Date for such part, including any Prospectus and all exhibits to such registration statement, and including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of such Effective Date, (2) all references in Section 1(a) of this Agreement to a “registration statement” or “such registration statement” shall be deemed to mean such new shelf registration statement, mutatis mutandis, and (3) all references in Section 1(a) of this Agreement to the “Prospectus Supplement,” “prospectus supplement,” “Base Prospectus” or “base prospectus” shall be deemed to mean such new prospectus supplement or such new base prospectus, as applicable, mutatis mutandis.

(xxix) The Company shall reserve and keep available at all times, free of preemptive rights, a number of authorized and unissued shares of Common Stock sufficient to enable the Company to satisfy its obligations to issue Primary Shares and Confirmation Shares pursuant to this Agreement, any Confirmations and any Terms Agreements.

(b) Each Agent, severally and not jointly, agrees that it shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Agent in connection with the offering or sale of the Shares without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company or the Operating Partnership with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information,” as used in this Section 3(b), shall not be deemed to include information prepared by or on behalf of an Agent or a Forward Purchaser on the basis of or derived from issuer information.

4. Expenses. The Company and the Operating Partnership, jointly and severally, agree to pay all costs, fees and expenses incurred in connection with the performance of their respective obligations under this Agreement, any Confirmation and any Terms Agreement and in connection with the transactions contemplated hereby and thereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares and any Confirmation Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares and any Confirmation Shares, (iv) all fees and expenses of the Company’s and the Operating Partnership’s counsel, independent public or certified public accountants and other advisors and any other accountant required to deliver a letter pursuant to Section 3(a)(xiv), 3(a)(xxvii) or 5(f) hereof, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, any Confirmation and any Terms Agreement, (vi) all filing fees, attorneys’ fees and expenses in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any of the Shares and Confirmation Shares for offer and sale under the state securities or “blue sky” laws and, if requested by any

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Agent or Forward Purchaser, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Agents and the Forward Purchasers of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of one counsel for the Agents and the Forward Purchasers in connection with, FINRA’s review and approval of the Agents’ and the Forward Purchasers’ participation in the offering and distribution of the Shares, if any, or the reasonable fees and expenses of one counsel for the Agents and the Forward Purchasers in connection with such counsel’s determination that a filing with FINRA is not required in connection with the offering of the Shares, (viii) the fees and expenses associated with listing of the Shares and any Confirmation Shares on the Exchange, (ix) with the prior written consent of the Company all transportation and other expenses incurred in connection with presentations to prospective purchasers of the Shares, and (x) if Shares having an aggregate gross sales price of at least $75,000,000 have not been offered and sold under this Agreement (including, without limitation, Shares sold to any Agents as principal pursuant to any Terms Agreement but, for the avoidance of doubt, excluding any Confirmation Shares) by September 1, 2025 (or such earlier date on which the Company terminates this Agreement), the reasonable fees, disbursements and expenses of counsel for the Agents and the Forward Purchasers incurred by them in connection with this Agreement and any Confirmation (other than fees and expenses relating specifically to purchases of Shares by the Agents as principal), and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder and under any Confirmation in any event not to exceed $250,000 in the aggregate, and (xi) all other fees, costs and expenses referred to in or contemplated by Item 14 of Part II of the Registration Statement. Except as provided in this Section 4, Section 6 and Section 7 hereof or as may otherwise be provided in any Terms Agreement or any Confirmation, the Agents and the Forward Purchasers will pay their own expenses.

5. Conditions of the Agents’ and the Forward Purchasers’ Obligations. The several obligations of (A) each Agent hereunder with respect to any Shares that the Company has instructed such Agent to sell as sales agent on behalf of the Company or as forward seller, (B) the obligations of each Agent hereunder and under any Terms Agreement with respect to any Shares that such Agent has agreed to purchase or has the option to purchase as principal pursuant to any Terms Agreement and (C) the obligations of each Forward Purchaser hereunder are subject to (i) the accuracy of the representations and warranties of the Company and the Operating Partnership contained herein, (a) as of the date of this Agreement, (b) as of the date such instructions are given to the applicable Agent or the date of such Terms Agreement, as the case may be, (c) as of each subsequent Registration Statement Amendment Date and Company Periodic Report Date, (d) as of each Applicable Time and Delivery Date with respect to such Shares, and (e) as of each Trade Date (as defined in each Confirmation, if any), (ii) the accuracy of the statements of the Company and the Operating Partnership made in any certificates pursuant to the provisions hereunder, and, if applicable, under such Terms Agreement or such Confirmation, as the case may be, and (iii) the performance by the Company and the Operating Partnership of their respective covenants and other obligations hereunder and, if applicable, under such Terms Agreement or such Confirmation, as the case may be, and to each of the following additional terms and conditions:

(a) The Company shall have filed the Prospectus and, in the case of any offering or sale of Shares pursuant to a Terms Agreement, the applicable preliminary prospectus with the Commission (including the information required by Rule 430B under the

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Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act (without giving effect to Rule 424(b)(8)). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act in connection with the issuance and sale of the Shares, in each case used or referred to after the date hereof, within the applicable time periods prescribed for such filings under such Rule 433. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been instituted or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement, any preliminary prospectus or the Prospectus or otherwise shall have been complied with; the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form; and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements;

(b) No Agent or Forward Purchaser shall have discovered and disclosed to the Company that the Registration Statement or any amendment or supplement thereto, or the Prospectus or the Disclosure Package or any amendment or supplement thereto relating to the Shares or Confirmation Shares, contains an untrue statement of a fact which, in the judgment of such Agent or Forward Purchaser, as the case may be, is material or omits to state a fact which, in the judgment of such Agent or Forward Purchaser, as the case may be, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate and partnership proceedings and other legal matters incident to the authorization, form and validity of this Agreement, any Terms Agreements, any Confirmations, the Shares, any Confirmation Shares, the Registration Statement, any preliminary prospectus, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement, any Confirmations and any Terms Agreements, and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Agents and the Forward Purchasers, and the Company shall have furnished to counsel for the Agents and the Forward Purchasers all documents and information that they may reasonably require for the purposes of enabling them to pass upon such matters, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements herein or therein contained.

(d) The Agents and the Forward Purchasers shall have received (i) the opinion of Ballard Spahr LLP, Maryland counsel for the Company and the Operating Partnership, addressed to the Agents and the Forward Purchasers and delivered and dated on each date specified in Section 3(a)(xiii) and 3(a)(xxvii) hereof, the form of which is attached hereto as Exhibit A, and (ii) the opinion or opinions and negative assurance letter or letters of Latham & Watkins LLP, special corporate and tax counsel for the Company, addressed to the Agents and the Forward Purchasers and delivered and dated on each date specified in Section 3(a)(xiii) and 3(a)(xxvii) hereof, the form of which is attached hereto as Exhibit B.

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(e) The Agents and the Forward Purchasers shall have received from Sidley Austin LLP, counsel for the Agents and the Forward Purchasers, such letter and negative assurance statement, addressed to the Agents and the Forward Purchasers and delivered and dated on each date specified in Section 3(a)(xiii) and 3(a)(xxvii) hereof, with respect to the Registration Statement, the Prospectus and the Disclosure Package and other related matters as the Agents and the Forward Purchasers may reasonably request, and the Company shall have furnished to such counsel such documents and information as they may reasonably request to enable them to pass upon such matters.

(f) At the dates specified in Section 3(a)(xiv) and 3(a)(xxvii) hereof, the Agents and the Forward Purchasers shall have received from Deloitte & Touche LLP, independent public accountants for the Company and the Operating Partnership, or other independent public accountants of nationally recognized standing for the Company and the Operating Partnership, a letter, in form and substance satisfactory to the Agents and the Forward Purchasers, addressed to the Agents and the Forward Purchasers and dated the date of delivery thereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted thereunder by the Commission and the Public Company Accounting Oversight Board (United States), and (ii) stating, as of the date of delivery thereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus and the Disclosure Package and any amendments or supplements thereto, as of a date not more than three days prior to the date of delivery thereof), the conclusions and findings of such firm with respect to the financial statements of the Company, the Operating Partnership and any other properties, businesses or entities (including any pro forma financial statements) and certain financial information regarding the Company, the Operating Partnership and, if applicable, such other properties, businesses or entities contained or incorporated by reference in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus (other than any electronic road show) and the Prospectus and any amendments or supplements thereto, as customarily covered by accountants’ “comfort letters” in connection with public offerings. If the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus contains or incorporates by reference the financial statements (including any pro forma financial statements) of any properties, businesses or entities whose independent public accountants are not the same as the Company’s independent public accountants, then, at the dates specified in Section 3(a)(xiv) and 3(a)(xxvii) hereof, the Agents and the Forward Purchasers shall have received from an independent public accountant of nationally recognized standing, a letter, in form and substance satisfactory to the Agents and the Forward Purchasers, addressed to the Agents and the Forward Purchasers and dated the date of delivery thereof, as to the matters set forth in the preceding sentence but modified to relate solely to such financial statements (including any pro forma financial statements) and any other financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus and any amendments or supplements thereto relating to such properties, businesses or entities, as the case may be.

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(g) Since the commencement of the offering of the Shares under this Agreement or, if later, since the most recent Registration Statement Amendment Date or Company Periodic Report Date (whichever is later) and, in the case of the sale of Shares pursuant to a Terms Agreement to which any Agent is a party, since the date of such Terms Agreement:

(A) in the judgment of the Agents and the Forward Purchasers (or, in the case of the sale of Shares pursuant to a Terms Agreement, in the judgment of the Agent or Agents party to such Terms Agreement) there shall not have occurred any Material Adverse Change;

(B) there shall not have been any change, increase or decrease specified in the letter or letters referred to in Section 5(f) above or Section 3(a)(xiv) which is, in the sole judgment of the Agents and the Forward Purchasers (or, in the case of the sale of Shares pursuant to a Terms Agreement, in the judgment of the Agent or Agents party to such Terms Agreement) so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus; and

(C) (i) no downgrading shall have occurred in the rating accorded to any securities issued or guaranteed by the Company, the Operating Partnership or any of their respective subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities of or guaranteed by the Company, the Operating Partnership or any of their respective subsidiaries (other than an announcement with positive implications of a possible upgrading).

(h) (i) The Company shall have furnished to the Agents and the Forward Purchasers a certificate of an officer in a form satisfactory to the Agents and the Forward Purchasers stating the minimum gross sales price per share for sale of Shares pursuant to this Agreement and the other information specified in clauses (x) and (y) of Section 2(b) and, in the event of any change in such information, shall promptly provide the Agents and the Forward Purchasers with a new certificate of an officer setting forth such changed information (and the receipt of such certificate and any such new certificate shall have been confirmed by the Agents and the Forward Purchasers (which confirmation may be by facsimile transmission or email)), and (ii) on each date specified in Section 3(a)(xii) and 3(a)(xxvii), the Company shall have furnished to the Agents and the Forward Purchasers a certificate to the effect set forth in Exhibit C attached hereto (and including any changes proposed by the Company reasonably satisfactory to the Agents and the Forward Purchasers and their counsel and such additional matters as the Agents and the Forward Purchasers may reasonably request) of the Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer or Treasurer of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company (1) on behalf of the Company itself and (2) in its capacity as general partner of the Operating Partnership, on behalf of the Operating Partnership.

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(i) Subsequent to the later of (i) the execution and delivery of this Agreement or (ii) the most recent Company Periodic Report Date or Registration Statement Amendment Date (whichever is later) and, in connection with any Terms Agreement, subsequent to the date of such Terms Agreement, there shall not have occurred any of the following: (i) trading or quotation in any securities issued or guaranteed by the Company shall have been suspended or limited by the Commission or by the Exchange; (ii) trading in securities generally on the Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchange by the Commission or FINRA; (iii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of any Agent or Forward Purchaser (or, in connection with any Terms Agreement, any Agent or Agents party to such Terms Agreement) is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares in the manner and on the terms described in the Prospectus and the Disclosure Package or to enforce contracts for the sale of securities.

(j) The Exchange shall have approved the Shares and any Confirmation Shares for listing, subject only to official notice of issuance, and satisfactory evidence of such action shall have been provided to the Agents and the Forward Purchasers.

(k) On or prior to each Delivery Date, the Company shall have furnished to the Agents and the Forward Purchasers such further certificates and documents as any of the Agents and the Forward Purchasers may reasonably request.

(l) In the case of any Terms Agreement, any additional conditions specified therein to the obligations of any Agent party thereto shall have been satisfied as of the dates required.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Agents and the Forward Purchasers.

6. Indemnification.

(a) Indemnification of the Agents and the Forward Purchasers. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Agent and each Forward Purchaser, their respective affiliates, directors, officers, employees and agents, and each person, if any, who controls any Agent or any Forward Purchaser within the meaning of the Securities Act or the Exchange Act, from and against any loss, claim, damage, liability or expense, as incurred, to which any Agent, any Forward Purchaser or any such affiliate, director, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in

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respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Agent and each Forward Purchaser, their respective affiliates, officers, directors, employees, agents and each such controlling person for any and all documented and reasonably incurred expenses (including the fees and disbursements of counsel chosen by the applicable Agents and any applicable Forward Purchasers, as the case may be) as such expenses are incurred by any Agent or any Forward Purchaser or any of their respective affiliates, officers, directors, employees, agents or controlling persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company and the Operating Partnership by the Agents or the Forward Purchasers expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto). The Company and the Operating Partnership hereby acknowledge that the only information the Agents or the Forward Purchasers have furnished to the Company and the Operating Partnership for the uses set forth in the preceding sentence are the statements set forth in the penultimate sentence of Section 6(b). The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company and the Operating Partnership may otherwise have.

(b) Indemnification of the Company, the Operating Partnership and its General Partner. Each Agent and each Forward Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, the Operating Partnership, the general partner of the Operating Partnership (the “General Partner”), each of the Company’s directors, each of the Company’s officers who signed the Registration Statement on behalf of the Company or the General Partner and each person, if any, who controls the Company or the Operating Partnership within the meaning of the Securities Act or the Exchange Act, from and against any loss, claim, damage, liability or expense, as incurred, to which the Company, the Operating Partnership, the General Partner, any such director or officer or any such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material

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fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company and the Operating Partnership by the Agents or the Forward Purchasers expressly for use therein; and to reimburse the Company, the Operating Partnership, the General Partner, any such director or officer or any such controlling person for any and all documented and reasonably incurred expenses (including the fees and disbursements of counsel chosen by the Company) as such expenses are incurred by the Company, the Operating Partnership, the General Partner, any such director or officer or any such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and the Operating Partnership hereby acknowledge that the only information that the Agents or the Forward Purchasers have furnished to the Company and the Operating Partnership expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the first sentence of the ninth full paragraph under caption “Plan of Distribution (Conflicts of Interest)” in the Prospectus concerning the exemption of the Common Stock from the requirements of Regulation M under the Exchange Act. The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that any Agent or any Forward Purchaser may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party under this Agreement other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such

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action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), reasonably approved by the Company, in the case of Section 6(a), or by the applicable Agents and any applicable Forward Purchasers, in the case of Section 6(b), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have provided the indemnifying party with the proposed terms of settlement and shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

7. Contribution. If the indemnification provided for in Section 6 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the applicable Agents and any applicable Forward Purchasers, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if

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the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and the applicable Agents and any applicable Forward Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the applicable Agents and any applicable Forward Purchasers, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds received by the Company from the offering of the Shares sold to or through the applicable Agents pursuant to this Agreement and any Terms Agreements (and, for purposes of the foregoing, the Company shall be deemed to have received net proceeds from the sale of Shares sold through any of the applicable Agents, acting as forward seller on behalf of a Forward Purchaser in connection with a Confirmation entered into by such Forward Purchaser, in an amount equal to the proceeds that would have been received by the Company upon full physical settlement of the Confirmation Shares under such Confirmation, assuming that the aggregate amount payable by such Forward Purchaser to the Company for such Confirmation Shares is equal to the aggregate amount of net proceeds received by such Forward Purchaser from the sale of such Shares through such Agent) in each case before deducting expenses and before deducting any transaction fees, transfer taxes or other similar fees, taxes or charges of the nature referred to in Section 2(f) hereof, and the total commissions received by the applicable Agents and, in the case of any Shares purchased by any applicable Agent as principal, discounts received by such Agent under this Agreement and any applicable Terms Agreement to which such Agent is a party bear to the aggregate gross sales price of the Shares sold to or through the applicable Agents pursuant to this Agreement and any such Terms Agreements. For the avoidance of doubt, the net proceeds received by a Forward Purchaser upon the sale of Shares by an Agent as forward seller shall be calculated as the gross proceeds from such sale minus the commission owed to such Agent, which commission, on a per Share basis, shall be deemed to equal to the percentage discount applied to the Initial Forward Price (as defined in the related Confirmation), and such commission amount shall also be deemed to be the commission received by such Agent for such sales. The relative fault of the Company and the Operating Partnership, on the one hand, and the applicable Agents and any applicable Forward Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership, on the one hand, or the applicable Agents or any applicable Forward Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Operating Partnership, the Agents and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 7.

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Notwithstanding the provisions of this Section 7, neither any Agent nor the affiliated Forward Purchaser, if any, shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total commissions and discounts received by such Agent exceed the aggregate amount of damages that such Agent and Forward Purchaser have otherwise been required to pay by reason of such untrue statements or omissions or alleged untrue statements or omissions which resulted in such losses, claims, damages, liabilities or expenses. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Company and the Operating Partnership to contribute pursuant to this Section 7 are joint and several. For purposes of this Section 7, each affiliate, director, officer, employee and agent of any Agent or any Forward Purchaser and each person, if any, who controls any Agent or any Forward Purchaser within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Agent or Forward Purchaser, as the case may be, and each director of the Company, each officer of the Company who signed the Registration Statement, the General Partner and each person, if any, who controls the Company or the Operating Partnership within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company or the Operating Partnership, as the case may be.

The provisions set forth in Sections 6 and 7 of this Agreement shall be in addition to, and shall not limit, any indemnification, contribution or similar provision set forth in any Confirmation.

8. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that with respect to any pending sale through an Agent as sales agent, and with respect to any pending sale to an Agent pursuant to a Terms Agreement and any offering or resale of any Shares purchased or to be purchased by an Agent pursuant to a Terms Agreement, the obligations of the Company, including in respect of compensation of such Agent and any applicable Forward Purchaser, shall remain in full force and effect notwithstanding such termination and the provisions of Section 1, Section 4, Section 6, Section 7, Section 8, Section 9, Section 10, Section 11, Section 12, Section 13, Section 15, Section 16, Section 18, Section 19, Section 20 and Section 21 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Agent and each Forward Purchaser shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time, but solely with respect to such Agent or Forward Purchaser, as applicable. Any such termination shall be without liability of any party to any other party except that with respect to any pending sale through any such Agent, as sales agent, and with respect to any pending sale to such Agent pursuant to a Terms Agreement and any offering or resale of

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any Shares purchased or to be purchased by such Agent pursuant to a Terms Agreement, the obligations of the Company, including in respect of compensation of such Agent or such Forward Purchaser, as the case may be, shall remain in full force and effect notwithstanding such termination and the provisions of Section 1, Section 4, Section 6, Section 7, Section 8, Section 9, Section 10, Section 11, Section 12, Section 13, Section 15, Section 16, Section 18, Section 19, Section 20 and Section 21 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) Unless earlier terminated pursuant to Section 8(a), (b) or (d), this Agreement shall automatically terminate upon the sale of Shares pursuant to this Agreement and any Terms Agreements with an aggregate gross sales price equal to the Maximum Program Amount. Any such termination shall be without liability of any party to any other party except that with respect to any pending sale through an Agent, as sales agent, and with respect to any pending sale to an Agent pursuant to a Terms Agreement and any offering or resale of any Shares purchased or to be purchased by an Agent pursuant to a Terms Agreement, the obligations of the Company, including in respect of compensation of the Agents and any Forward Purchasers, shall remain in full force and effect notwithstanding such termination and the provisions of Section 1, Section 4, Section 6, Section 7, Section 8, Section 9, Section 10, Section 11, Section 12, Section 13, Section 15, Section 16, Section 18, Section 19, Section 20 and Section 21 of this Agreement shall remain in full force and effect notwithstanding such termination. The Company shall promptly notify the Agents and the Forward Purchasers of any automatic termination pursuant to this Section 8(c).

(d) This Agreement shall remain in full force and effect unless terminated pursuant to Section 8(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement pursuant to this clause (d) shall in all cases be deemed to provide that, except that with respect to any pending sale through an Agent, as sales agent, and with respect to any pending sale to an Agent pursuant to a Terms Agreement and any offering or resale of any Shares purchased or to be purchased by an Agent pursuant to a Terms Agreement, the obligations of the Company, including in respect of compensation of the Agents and any applicable Forward Purchasers, shall remain in full force and effect notwithstanding such termination and the provisions of Section 1, Section 4, Section 6, Section 7, Section 8, Section 9, Section 10, Section 11, Section 12, Section 13, Section 15, Section 16, Section 18, Section 19, Section 20 and Section 21 of this Agreement shall remain in full force and effect notwithstanding such termination.

(e) Any termination of this Agreement pursuant to Section 8(a) or (b) above shall be effective on the date specified in the applicable notice of termination, provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents and the Forward Purchasers, in the case of termination pursuant to Section 8(a), or the Company, in the case of termination pursuant to Section 8(b). Any termination of this Agreement pursuant to Section 8(d) shall be effective as of the date specified by mutual agreement of the parties. If such termination shall occur prior to the Delivery Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2(h) hereof.

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9. Research Analyst Independence. The Company and the Operating Partnership, jointly and severally, acknowledge that the Agents’ and the Forward Purchasers’ respective research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Agents’ and the Forward Purchasers’ respective research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the Operating Partnership and/or the offering of the Shares that differ from the views of the Agents’ or the Forward Purchasers’ respective investment banking divisions. The Company and the Operating Partnership hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Operating Partnership may have against any Agent or any Forward Purchaser with respect to any conflict of interest that may arise from the fact that the views expressed by their respective independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Operating Partnership by the Agents’ and the Forward Purchasers’ respective investment banking divisions. The Company and the Operating Partnership, jointly and severally, acknowledge that each Agent and each Forward Purchaser is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the accounts of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement, any Confirmation or any Terms Agreement.

10. No Advisory or Fiduciary Responsibility. The Company and the Operating Partnership acknowledge and agree, jointly and severally, that: (i) the offering of the Shares pursuant to this Agreement and any Terms Agreement and the issuance and sale of Confirmation Shares pursuant to any Confirmation, including the determination of the gross sales price of the Shares and any related discounts, commissions and compensation and the price to be paid for any Confirmation Shares, are arm’s-length commercial transactions between the Company and the Operating Partnership, on the one hand, and the applicable Agents and/or Forward Purchasers, as applicable, on the other hand, and does not constitute a recommendation, investment advice, or solicitation of any action by any Agent or any Forward Purchaser, and the Company and the Operating Partnership are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement and such Terms Agreements and Confirmations; (ii) except to the extent any Agent offers and sells shares as sales agent, in connection with each transaction contemplated by this Agreement, any Terms Agreement and any Confirmation and the process leading to such transactions, each of the Agents and the Forward Purchasers have been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Operating Partnership or their respective affiliates, stockholders, creditors, limited or general partners, or employees or any other party; (iii) no Agent or Forward Purchaser has assumed or will assume by this Agreement, any Terms Agreement or any Confirmation, any advisory, fiduciary or, except to the extent any Agent offers and sells Shares as sales agent of the Company, agency responsibility in favor of the Company or the Operating Partnership with respect to any of the transactions contemplated hereby or thereby or the process leading thereto (irrespective of whether any Agent or Forward Purchaser has advised or is currently advising the Company or the Operating Partnership on other matters) and no Agent or Forward Purchaser has or will have any obligation to the Company or the Operating Partnership with respect to the transactions contemplated hereby or thereby except the obligations expressly set forth in this Agreement or in any Terms Agreement to which such Agent is a party or any Confirmation to

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which such Forward Purchaser is a party; (iv) each Agent and each Forward Purchaser and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Operating Partnership and no Agent or Forward Purchaser has or will have any obligation to disclose any such interests by virtue of any advisory, agency or fiduciary relationship; (v) no Agent or Forward Purchaser has provided or will provide legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement, any Terms Agreement or any Confirmation and the Company and the Operating Partnership have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate; and (vi) none of the activities of any Agent or any Forward Purchaser in connection with the transactions contemplated in this Agreement or in any Terms Agreement to which such Agent is a party or any Confirmation to which such Forward Purchaser is a party constitutes a recommendation, investment advice or solicitation of any action by such Agent or such Forward Purchaser with respect to any entity or natural person.

The Company and the Operating Partnership, jointly and severally, hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Operating Partnership may have against any Agent and any Forward Purchaser with respect to any breach or alleged breach of agency or fiduciary duty.

11. Notices, etc. Unless otherwise expressly provided herein, all statements, requests, notices and agreements hereunder and under any Terms Agreements shall be in writing, and:

(a) if to Barclays Capital Inc., shall be delivered or sent by mail or facsimile transmission to 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Facsimile: (646) 834-8133;

(b) if to BMO Capital Markets Corp., shall be delivered or sent by mail or facsimile transmission to 151 W 42nd Street, 32nd Floor, New York, New York 10036, Attention: Equity Syndicate Department, with a copy to the Legal Department, Telephone: (800) 414-3627;

(c) if to BNY Mellon Capital Markets, LLC, shall be delivered or sent by mail or facsimile transmission to 240 Greenwich Street, New York, New York 10286, Attention: Equity Capital Markets, Facsimile: (212) 815-6403, with a copy to Attention: Operations Department, Third Floor, Facsimile: (724) 540-6311;

(d) if to BofA Securities, Inc., shall be delivered or sent by mail or facsimile transmission to One Bryant Park, New York, New York 10036, Attention: Syndicate Department, Email: dg.ecm_execution_services@bofa.com, with a copy to: Attention: ECM Legal, Email: dg.ecm_legal@bofa.com;

(e) if to BTIG, LLC, shall be delivered or sent by mail or facsimile transmission to 65 East 55th Street, New York, New York 10022, Attention: ATM Trading Desk, Carrie Taylor, Mike Passaro, Anthony Wayne and Doug Hansen, Emails: BTIGUSATMTrading@btig.com; ctaylor@btig.com; mpassaro@btig.com; awayne@btig.com; dhansen@btig.com, Telephone: (415) 248-5537, with a copy which shall not constitute notice to: General Counsel and Chief Compliance Officer (BTIGcompliance@btig.com and IBLegal@btig.com);

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(f) if to Jefferies LLC, shall be delivered or sent by mail or facsimile transmission to 520 Madison Avenue, New York, New York 10022, Attention: General Counsel;

(g) if to J.P. Morgan Securities LLC, shall be delivered or sent by mail or facsimile transmission to 383 Madison Avenue, 6th Floor, New York, New York 10179, Attention: Sanjeet Dewal, Facsimile: (212) 622-8783, Email: sanjeet.s.dewal@jpmorgan.com;

(h) if to KeyBanc Capital Markets Inc., shall be delivered or sent by mail or facsimile transmission to 127 Public Square, 7th Floor, Cleveland, Ohio 44114, Attention: Jaryd Banach, Michael Jones and John Salisbury, Emails: jaryd.banach@key.com; Michael.c.jones@key.com; john.salisbury@key.com, Facsimile: (216) 689-0845, Telephone: (216) 689-3910;

(i) if to Nomura Securities International, Inc., shall be delivered or sent by mail or facsimile transmission to 309 West 49th Street, New York, New York 10019, Attention: Equities Legal, Email: Dan.Rosenbaum@nomura.com, and to: BTIG, LLC, as agent of Nomura Securities International, Inc., at the address provided above for BTIG, LLC;

(j) if to Scotia Capital (USA) Inc., shall be delivered or sent by mail or facsimile transmission to 250 Vesey Street, New York, New York 10281, Attention: Equity Capital Markets, with a copy to Chief Legal Officer, U.S., Facsimile: (212) 225-6653, Email: us.ecm@scotiabank.com; us.legal@scotiabank.com;

(k) if to Wells Fargo Securities, LLC, shall be delivered or sent by mail or facsimile transmission to 500 West 33rd Street, New York, NY 10001, Attention: Equity Syndicate Department, Facsimile: (212) 214-5918;

(l) if to Barclays Bank PLC, shall be delivered or sent by mail or facsimile transmission to c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Ilya Blanter, Email: ilya.blanter@barclays.com;

(m) if to Bank of Montreal, shall be delivered or sent by mail or facsimile transmission to 55 Bloor Street West, 18th Floor, Toronto, Ontario M4W 1A5, Canada, Attention: Manager, Derivatives Operations, Facsimile: (416) 552-7904, Telephone: (416) 552-4177, with a copy to: Bank of Montreal, 100 King Street West, 20th Floor, Toronto, Ontario M5X 1A1, Canada, Attention: Associate General Counsel & Managing Director, Derivatives Legal Group, Facsimile: (416) 956-2318;

(n) if to The Bank of New York Mellon, shall be delivered or sent by mail or facsimile transmission to 240 Greenwich Street, 3E, New York, New York 10286, Email: d1NY@bymellon.com, Facsimile: (732) 667-9766;

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(o) if to Bank of America, N.A., shall be delivered or sent by mail or facsimile transmission to One Bryant Park, New York, New York 10036, Attention: Rohan Handa, Email: rohan.handa@bofa.com;

(p) if to Jefferies LLC, shall be delivered or sent by mail or facsimile transmission to 520 Madison Avenue, New York, New York 10022, Attention: Strategic Equity Transactions Group, Telephone: (212) 708-2734, Email: SETG-US@jefferies.com and CorpEqDeriv@jefferies.com, with copies to: Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: Sonia Han Levovitz, Telephone: (212) 284-3433, Email: shan@jefferies.com;

(q) if to JPMorgan Chase Bank, National Association, shall be delivered or sent by mail or facsimile transmission to 383 Madison Avenue, New York, New York 10179, EDG Marketing Support, E-mail: edg_notices@jpmorgan.com, edg_ny_corporate_sales_support@jpmorgan.com, with a copy to: Attention: Sanjeet Dewal, Email: sanjeet.s.dewal@jpmorgan.com;

(r) if to KeyBanc Capital Markets Inc., shall be delivered or sent by mail or facsimile transmission to 127 Public Square, 7th Floor, Cleveland, Ohio 44114, Attention: Jaryd Banach, Michael Jones and John Salisbury, Emails: jaryd.banach@key.com; Michael.c.jones@key.com; john.salisbury@key.com, Facsimile: (216) 689-0845, Telephone: (216) 689-3910;

(s) if to Nomura Global Financial Products, Inc., 309 West 49th Street, New York, New York 10019, Attention: Structured Equity Solutions, Email: cedamericas@nomura.com, with a copy (which shall not constitute notice) to: Nomura Global Financial Products, Inc., 309 West 49th Street, New York, New York 10019, Attention: Equities Legal, Email: nyequitieslegal@nomura.com, and to: BTIG, LLC, at the address provided above for BTIG, LLC;

(t) if to The Bank of Nova Scotia, shall be delivered or sent by mail or facsimile transmission to 44 King Street West, Toronto, Ontario, Canada M5H 1H1, c/o Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, New York 10281, Attention: US Equity Derivatives, Telephone: (212) 225-5230; (212) 225-5582, Email: bahar.lorenzo@scotiabank.com; gary.nathanson@scotiabank.com; with a copy to: BNSEquityConfirmations@scotiabank.com;

(u) if to Wells Fargo Bank, National Association, shall be delivered or sent by mail or facsimile transmission to 500 West 33rd Street, New York, New York 10001, Attention: Structuring Services Group, Facsimile: (212) 214-5913 with a copy to: CorporateDerivativeNotifications@wellsfargo.com;

(v) if to the Company, shall be delivered or sent by mail or facsimile transmission to Kilroy Realty Corporation, 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attention: Chief Financial Officer (Fax: (310) 481-6540); and

(w) if to the Operating Partnership, shall be delivered or sent by mail or facsimile transmission to Kilroy Realty, L.P., c/o Kilroy Realty Corporation, 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attention: Chief Financial Officer (Fax: (310) 481-6540).

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Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof except as otherwise expressly provided herein. The Company and the Operating Partnership shall be entitled to act and rely upon any request, consent, notice or agreement given or made by an Agent or a Forward Purchaser. Any party hereto or any party to a Terms Agreement may change its address for this purpose by giving written notice to the other parties hereto or thereto.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Any Terms Agreement shall inure to the benefit of and be binding upon the parties to such Terms Agreement and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only the parties hereto and any Terms Agreement and the terms and provisions thereof are for the sole benefit of only the parties thereto, in each case, except that (a) the representations, warranties, indemnities and agreements of the Company and the Operating Partnership contained in this Agreement shall also be deemed to be for the benefit of the affiliates, directors, officers, employees and agents of the respective Agents and Forward Purchasers and each person, if any, who controls any Agent or the Forward Purchaser within the meaning of the Securities Act or the Exchange Act, (b) the representations, warranties, indemnities (if any) and agreements of the Company and the Operating Partnership contained in any Terms Agreement shall also be deemed to be for the benefit of the affiliates, directors, officers, employees and agents of each Agent party thereto and each person, if any, who controls any such Agent within the meaning of the Securities Act or the Exchange Act and (c) the indemnity agreement of the Agents and the Forward Purchasers contained in Section 6(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, each officer of the Company who has signed the Registration Statement, the General Partner and each person, if any, who controls the Company or the Operating Partnership within the meaning of the Securities Act or the Exchange Act. Nothing in this Agreement or in any Terms Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement, any such Terms Agreement or any provision contained herein or therein.

Notwithstanding the foregoing, any Forward Purchaser (the “Predecessor”) may assign all of its rights and obligations under this Agreement to an affiliate of such Predecessor, which affiliate shall thereafter be substituted for such Predecessor as a Forward Purchaser under this Agreement; provided that (1) such Predecessor and such affiliate shall have entered into a written agreement evidencing such assignment by the Predecessor and the acceptance of such assignment and the assumption of such obligations by such affiliate and (2) the Company consents in writing to the assignment of the rights and obligations under this Agreement to the affiliate of such Predecessor.

13. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Operating Partnership, of its officers, of the General Partner and of its officers and the Agents and the Forward Purchasers contained in this Agreement or any Terms Agreement or made by or on behalf of them, respectively, pursuant to this Agreement or any Terms Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

55

14. Definition of the Terms “Business Day,” “Affiliate” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act, provided that for the avoidance of doubt, and as stated in the preamble to this Agreement, all references to “subsidiaries” of the Company shall include, without limitation, the Operating Partnership.

15. Governing Law. This Agreement and any claim, controversy or dispute relating to or arising under this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. Waiver of Jury Trial. The Company, the Operating Partnership, the Agents and the Forward Purchasers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or any Terms Agreement or the transactions contemplated hereby and thereby.

17. Entire Agreement and Counterparts. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement and any Terms Agreement may be executed in two or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. This Agreement and any Terms Agreement may not be amended or modified unless in writing by all of the parties hereto or thereto, as the case may be, and no condition herein or therein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

18. Partial Unenforceability. To the fullest extent permitted by applicable law, the invalidity or unenforceability of any Section, paragraph or provision of this Agreement or any Terms Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof or thereof, as the case may be, and, if any Section, paragraph or provision of this Agreement or any Terms Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

20. General Provisions. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 6 and the contribution provisions of Section 7, and is fully informed regarding said

56

provisions. Each of the parties hereto further acknowledges that the provisions of Sections 6 and 7 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company and the Operating Partnership, their affairs and their business in order to assure that adequate disclosure has been made in the Registration Statement, each preliminary prospectus, each Issuer Free Writing Prospectus, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

21. Several Obligations of the Agents and the Forward Purchasers. Anything herein to the contrary notwithstanding, all representations, warranties, agreements and other obligations of the Agents and the Forward Purchasers set forth in this Agreement or any Terms Agreement are the several (and not joint) representations, warranties, agreements and other obligations of each Agent and each Forward Purchaser (in the case of this Agreement) or of each Agent party to such Terms Agreement (in the case of any Terms Agreement). The Company further understands and agrees that each Agent shall provide its services hereunder independently from any other Agent and that no Agent will rely upon any services or work performed by any other Agent. Accordingly, the Company further agrees that no Agent shall have any liability to the Company or its securityholders for any actions or omissions of any other Agent.

22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Agent or Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent or Forward Purchaser, as the case may be, of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Agent or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 22, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

57

23. Contractual Recognition of Bail-In. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between any of the parties hereto, each of the parties acknowledges and accepts that a BRRD Liability of a BRRD Party hereto arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of a BRRD Party, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of another person, and the issue to or conferral on it of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability; or

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of any Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this Section 23,

“Bail-in Legislation” means (a) in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time and (b) in relation to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings);

“Bail-in Powers” means (a) in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, any write-down, conversion, transfer, modification, suspension or similar or related power existing from time to time under, and exercised in compliance with, any applicable laws, regulations, rules or requirements pursuant to the applicable Bail-in Legislation and (b) in relation to the United Kingdom, any powers of the Relevant Resolution Authority under the Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers;

58

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation;

“BRRD Party” means any party hereto that is subject to Bail-in Powers;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time; and

“Relevant Resolution Authority” means, in relation to any BRRD Party, the resolution authority with the ability to exercise any Bail-in Powers as defined in this Section 20.

24. Termination of Prior Agreement Section. Reference is hereby made to the Sales Agreement dated June 5, 2018, as amended by the Amendment to Sales Agreement dated September 18, 2019 (collectively, the “Prior Agreement”) among the Company, the Operating Partnership and (i) BofA Securities, Inc., Citigroup Global Markets Inc., Jefferies LLC, J.P. Morgan Securities LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc., acting as sales agents, principal and/or, in certain cases, forward sellers (each, a “Prior Agent” and, collectively, the “Prior Agents”), and (ii) Bank of America, N.A., Citibank, N.A., Jefferies LLC, JPMorgan Chase Bank, National Association and Royal Bank of Canada, as forward purchasers (each, a “Prior Forward Purchaser” and, collectively, the “Prior Forward Purchasers”). Each of the Prior Agents party to this Agreement and each of the Prior Forward Purchasers party to this Agreement, acting severally and not jointly, and the Company (a) agree that, concurrently with the effectiveness of this Agreement on the date hereof, the Prior Agreement shall automatically terminate, without any further action by the parties thereto, but subject, however, to Section 8 of the Prior Agreement, which provides, among other things, that certain terms and provisions of the Prior Agreement shall survive such termination and remain in full force and effect, (b) waive any advance notice required by Section 8 of the Prior Agreement with respect to such termination and (c) agree that, for purposes of clarity, no offers, sales or deliveries of Shares may be made under or pursuant to the Prior Agreement on or after the date of this Agreement except with respect to any pending sale through an Agent as sales agent, any pending sale to an Agent pursuant to a Terms Agreement, any offering or resale of any Shares purchased or to be purchased by an Agent pursuant to a Terms Agreement and any pending sale pursuant to an offer to purchase any Shares which had been accepted by the Company or an Agent, as the case may be, prior to such termination.

59

25. Electronic Signatures. The words “executed,” “execution,” signed,” “signature,” and words of like import in this Agreement, any Terms Agreements or any Confirmations, or in any instruments, agreements, amendments or supplements, certificates, legal opinions, negative assurance letters or other documents entered into or delivered pursuant to or in connection with this Agreement, any Terms Agreement or any Confirmation shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign) and, without limitation to the foregoing, this Agreement, any Terms Agreement or any Confirmation and any related instruments, agreements, amendments or supplements, certificates, legal opinions, negative assurance letters or other documents related hereto or thereto may be executed and delivered by the parties by any of the foregoing means. The use of electronic means of transmittal and delivery, electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[Signature Pages Follow]

60

If the foregoing correctly sets forth the agreement by and among the Company, the Operating Partnership and the Agents and the Forward Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

KILROY REALTY CORPORATION

By:	/s/ Eliott Trencher
Name: Eliott Trencher
Title: Executive Vice President, Chief Financial Officer and Chief Investment Officer

By:	/s/ Taylor Friend
Name: Taylor Friend
Title: Senior Vice President and Treasurer

KILROY REALTY, L.P.

By: Kilroy Realty Corporation, as the General Partner

By:	/s/ Eliott Trencher
Name: Eliott Trencher
Title: Executive Vice President, Chief Financial Officer and Chief Investment Officer

By:	/s/ Taylor Friend
Name: Taylor Friend
Title: Senior Vice President and Treasurer

[Signature Page to KRC Sales Agreement]

Accepted:

Barclays Capital Inc., As Agent

By:	/s/ Warren Fixmer
Name: Warren Fixmer
Title: Managing Director

Barclays Bank PLC, As Forward Purchaser

By:	/s/ Warren Fixmer
Name: Warren Fixmer
Title: Managing Director

[Signature Page to KRC Sales Agreement]

BMO Capital Markets Corp.,

As Agent

By:	/s/ Eric Benedict
Name: Eric Benedict
Title: Co-Head, Global Equity Capital Markets

Bank of Montreal, As Forward Purchaser

By:	/s/ Brian Riley
Name: Brian Riley
Title: Managing Director, Global Markets

[Signature Page to KRC Sales Agreement]

BNY Mellon Capital Markets, LLC,

As Agent

By:	/s/ Dan Klinger
Name: Dan Klinger
Title: Managing Director

By:	/s/ JC Mas
Name: JC Mas
Title: Managing Director

The Bank of New York Mellon, As Forward Purchaser

By:	/s/ Robert Lynch
Name: Robert Lynch
Title: Managing Director

By:	/s/ JC Mas
Name: JC Mas
Title: Managing Director

[Signature Page to KRC Sales Agreement]

BofA Securities, Inc.,

As Agent

By:	/s/ Jeffery Horowitz
Name: Jeffery Horowitz
Title: Managing Director

Bank of America, N.A., As Forward Purchaser

By:	/s/ Rohan Handa
Name: Rohan Handa
Title: Managing Director

[Signature Page to KRC Sales Agreement]

BTIG, LLC,

As Agent

By:	/s/ Michael Passaro
Name: Michael Passaro
Title: Managing Director

[Signature Page to KRC Sales Agreement]

Jefferies LLC,

As Agent and Forward Purchaser

By:	/s/ Donald Lynaugh
Name: Donald Lynaugh
Title: Managing Director

[Signature Page to KRC Sales Agreement]

J.P. Morgan Securities LLC,

As Agent

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

JPMorgan Chase Bank, National Association, As Forward Purchaser

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

[Signature Page to KRC Sales Agreement]

KeyBanc Capital Markets Inc.,

As Agent and Forward Purchaser

By:	/s/ Jaryd Banach
Name: Jaryd Banach
Title: Managing Director, Equity Capital Markets

[Signature Page to KRC Sales Agreement]

Nomura Securities International, Inc.,

As Agent (as forward seller)

By:	/s/ Jason Eisenhauer
Name: Jason Eisenhauer
Title: Managing Director

Nomura Global Financial Products, Inc., As Forward Purchaser

By:	/s/ Jeffrey Petillo
Name: Jeffrey Petillo
Title: Authorized Representative

[Signature Page to KRC Sales Agreement]

Scotia Capital (USA) Inc.,

As Agent

By:	/s/ Tim Mann
Name: Tim Mann
Title: Managing Director

The Bank of Nova Scotia, As Forward Purchaser

By:	/s/ Kshamta Kaushik
Name: Kshamta Kaushik
Title: Managing Director

[Signature Page to KRC Sales Agreement]

Wells Fargo Securities, LLC,

As Agent

By:	/s/ Brian Pordon
Name: Brian Pordon
Title: Managing Director

Wells Fargo Bank, National Association, As Forward Purchaser

By:	/s/ Kevin Brillhart
Name: Kevin Brillhart
Title: Managing Director

[Signature Page to KRC Sales Agreement]

EXHIBIT A

FORM OF OPINION OF BALLARD SPAHR LLP

A-1

EXHIBIT B

FORM OF OPINION OF LATHAM & WATKINS LLP

B-1

EXHIBIT C

OFFICERS’ CERTIFICATE

[Date]

We, the Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer or Treasurer of Kilroy Realty Corporation, a Maryland corporation (the “Company”), and the Chief Financial Officer or Chief Accounting Officer of the Company, are delivering this certificate (the “Certificate”) pursuant to the Sales Agreement dated March 1, 2024 (the “Sales Agreement”) among the Company, Kilroy Realty, L.P., a Delaware limited partnership (the “Operating Partnership”), and Barclays Capital Inc., BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Nomura Securities International, Inc., Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC each as sales agent and/or principal (except in the case of Nomura Securities International, Inc.) and/or forward seller (except in the case of BTIG, LLC) (in any such capacity, the “Agents”) and the Forward Purchasers (as defined in the Sales Agreement) providing for the sale through the Agents, as agents and/or, in certain cases, as forward sellers, by the Company and/or the Forward Purchasers, or to the Agents, as principal, by the Company pursuant to any Terms Agreements, from time to time of shares of common stock of the Company, par value $0.01 per share, having an aggregate gross sales price of up to $500,000,000, and do hereby certify (i) on behalf of the Company itself and (ii) in the Company’s capacity as general partner of the Operating Partnership, on behalf of the Operating Partnership, and not individually, that:

1.

we have examined the Registration Statement, [insert if applicable—any preliminary prospectus,] the Disclosure Package, the Prospectus and any amendments or supplements thereto, any Issuer Free Writing Prospectus and any amendments or supplements thereto and the Sales Agreement;

2.

the Company has filed the Prospectus [insert if applicable—and the preliminary prospectus supplement dated [•] and the accompanying Prospectus and any other supplement thereto] with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act (without giving effect to Rule 424(b)(8)). The Company has complied with all filing requirements applicable to any Issuer Free Writing Prospectus and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, in each case used or referred to after the date of the Sales Agreement, within the applicable time periods prescribed for such filings under such Rule 433. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement to any of the foregoing) has been issued and no proceeding or examination for such purpose has been instituted or, to our knowledge, is threatened by the Commission; any request of the Commission

(Officers’ Certificate to the Underwriters)

for inclusion of additional information in the Registration Statement, any preliminary prospectus or the Prospectus, in any amendment or supplement to any of the foregoing or otherwise has been complied with; the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form; and to our knowledge FINRA has not raised objection to the fairness and reasonableness of the underwriting terms and arrangements;

3.

since the commencement of the offering of the Shares under the Sales Agreement or, if later, since the most recent Registration Statement Amendment Date or Company Periodic Report Date (whichever is later) [insert as applicable—and on or after the date of the Terms Agreement dated [•] among the Company, the Operating Partnership and [name of Agent]], (i) no downgrading has occurred in the rating accorded to any securities issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and (ii) no such organization has publicly announced that it has under surveillance or review, or has changed its outlook with respect to its rating of, any securities of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading);

4.

since the date of the latest audited financial statements of the Company included or incorporated by reference in the Prospectus (as amended and supplemented, if applicable, as of the date hereof) and the Disclosure Package, there has not occurred any Material Adverse Change;

5.

the representations, warranties and covenants of the Company and the Operating Partnership in Section 1 of the Sales Agreement are true and correct on and as of the date hereof, with the same effect as though expressly made on and as of the date hereof;

6.

each of the Company and the Operating Partnership has complied with all its agreements in the Sales Agreement and satisfied all the conditions on its part to be performed or satisfied thereunder at or prior to the date hereof;

7.

in our opinion, (1) the Registration Statement, [if applicable—as amended] [as of its most recent Effective Date][1] [or, in the case of a certificate delivered in connection with a Terms Agreement— as of each Effective Date with respect to the offering contemplated by the Terms Agreement dated [•] among the Company, the Operating Partnership and [name of Agent]], (y) the Prospectus, [if applicable—as amended or supplemented] [as of the date hereof] [or, in the case of a certificate delivered in

[1]

For purposes of a certificate delivered pursuant to Section 3(a)(xii) or 3(a)(xxvii) of the Sales Agreement other than in connection with a Terms Agreement, the term “Effective Date” shall exclude any Effective Date arising under Rule 430B(f)(2) under the Securities Act in connection with the sale of Shares pursuant to a Terms Agreement.

C-2

connection with a Terms Agreement—as of the date of the Terms Agreement and as of the applicable Delivery Date], and (z) and the Disclosure Package, as of the date hereof, [or, in the case of a certificate delivered in connection with a Terms Agreement—as of the Applicable Time with respect to such offering,] did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement (as amended, if applicable, as of the date hereof), in the light of the circumstances under which they were made) not misleading, and (2) no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any Disclosure Package (in each case as amended and supplemented, if applicable, as of the date hereof) that has not been so set forth; and

8.

there are no legal or governmental actions, suits or proceedings pending or, to the knowledge of each of us, threatened (i) against or affecting the Company or any of its subsidiaries or (ii) which has as the subject thereof any property owned or leased by the Company or any of its subsidiaries, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary or property owned or leased by, the Company or any of its subsidiaries and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by the Sales Agreement.

Terms (whether or not capitalized) that are used herein and not defined herein but that are defined in the Sales Agreement have the meanings ascribed thereto in the Sales Agreement.

(Signature Page Follows)

C-3

IN WITNESS WHEREOF, we have hereunto set our hands as of the date first written above.

KILROY REALTY CORPORATION

Name:
Title:

Name:
Title:

KILROY REALTY, L.P.

By: Kilroy Realty Corporation, its general partner

Name:
Title:

Name:
Title:

(Officers’ Certificate to the Agents)

Annex A

Form of Due Diligence Protocol

for Primary Open Market Sales Program

Due Diligence Protocol

Regarding the Sales Agreement dated March 1, 2024 (the “Sales Agreement”)

by and among Kilroy Realty Corporation (the “Company”),

Kilroy Realty L.P., Barclays Capital Inc., BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Nomura Securities International, Inc., Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC each as sales agent and/or principal (except in the case of Nomura Securities International, Inc.) and/or forward seller (except in the case of BTIG, LLC) (in any such capacity, the “Agents”) and the Forward Purchasers (as defined in the Sales Agreement)

Set forth below are guidelines for use by the Company and the Agents relating to the Agents’ continuous due diligence efforts (both on behalf of themselves and, if applicable, on behalf of the Forward Purchasers affiliated with the respective Agents) in connection with the sale of the Shares pursuant to the Sales Agreement:

1.

(A) In addition to the documents provided pursuant to Sections 5(d), (e), (f) and (h)(ii) of the Sales Agreement, the Agents expect to request that the Company conduct a due diligence call with business, financial and legal representatives to occur promptly following each Company Periodic Report Date and the Company will deliver information necessary to substantiate any market-related demographic or similar data appearing in the document being filed on such Company Periodic Report Date.

2.

On or prior to the fifth business day following the date of the filing by the Company of an Annual Report on Form 10-K or Quarterly Report on Form 10-Q, including any date on which an amendment to any such document is filed, the Agents expect to request that the Company (i) conduct a due diligence call with business, financial and legal representatives to discuss, among other things, the financial position, business operations and results of operations for the month in which the Company Periodic Report Date occurs and (ii) provide a certificate referred to in Section 5(h)(ii) of the Sales Agreement.

3.

No later than the tenth day of the third month of each calendar quarter, or if not a business day, the immediately succeeding business day, the Agents expect to request that the Company (i) conduct a due diligence call with business, financial and legal representatives to discuss, among other things, the financial position, business operations and results of operations for the then-current month and (ii) provide a certificate referred to in Section 5(h)(ii) of the Sales Agreement.

4.

During any week the Company intends to sell, or to request any Forward Purchaser to borrow and sell through its affiliated forward seller, Shares pursuant to the Sales Agreement, the Agents expect to request, and prior to any offering of Shares following a Suspension, the Agents may request, that the Company conduct a due diligence call with business, financial and legal representatives.

Annex A-1

5.

If the Company, the Operating Partnership and an Agent enter into a Terms Agreement, such Agent expects to request that the Company conduct a due diligence call prior to the execution of such Terms Agreement and on or prior to each Delivery Date for the applicable Shares.

6.

In the event that an Agent is requested by the Company to sell on any one trading day an amount of Shares that would be equal to or greater than 15% of the average daily trading volume (calculated based on the previous three trading days) of the Company’s Common Stock, such Agent expects to request that the Company (i) conduct a due diligence call with business, financial and legal representatives and (ii) provide a certificate in the form referred to in Section 5(h)(ii) of the Sales Agreement.

7.

An Agent will also require an email exchange each day that the Company intends to sell, or to request any Forward Purchaser to borrow and sell through its affiliated forward seller, Shares pursuant to the Sales Agreement or Terms Agreement in the form set forth in Exhibit A hereto confirming that each of the preliminary prospectus, if any, and the Prospectus does not contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

8.

On or prior to each Delivery Date, the Company shall have furnished an Agent and, if applicable, a Forward Purchaser such documents and information reasonably requested by such Agent or, if applicable, such Forward Purchaser to confirm and verify any information and statistics included, incorporated or deemed to be incorporated by reference in the preliminary prospectus, if any, and the Prospectus regarding, among other things, the industry, markets, submarkets and sectors in which the Company and the Operating Partnership may operate.

The foregoing is an expression of the Agents’ current intent only, may be changed at any time, does not purport to reflect all of the due diligence procedures that the Agents have performed or expect to perform, and shall not in any manner limit any Agent’s or Forward Purchaser’s rights under the Sales Agreement or any Terms Agreement or Confirmation, including any Agent’s or Forward Purchaser’s right to require such additional due diligence procedures as such Agent or Forward Purchaser may reasonably request pursuant to the Sales Agreement or any Terms Agreement.

For the avoidance of doubt, for the purposes of the Sales Agreement, each Terms Agreement, if any, and this due diligence protocol, the Agents, the Forward Purchasers, the Company and the Operating Partnership expect that no sales under the Sales Agreement or any Terms Agreement will be requested or made at any time the Company is in possession of material nonpublic information with respect to the Company. The Agents, the Company and the Operating Partnership expect that, subject to the limitations in the foregoing sentence and as may be mutually agreed upon by the Company, the Agents and the Forward Purchasers, offers and sales pursuant to the Sales Agreement or any Terms Agreement may be requested by the Company and made during the period that begins,

Annex A-2

•

for the period immediately following execution and delivery of the Sales Agreement, on the first Trading Day after the Prospectus Supplement has been filed as and within the applicable period required by the Securities Act of 1933; and

•	for subsequent periods, 24 hours after the Filing Time of any subsequent Form 10-Q or Form 10-K, as and within the applicable period required by the Securities Exchange Act of 1934; and

in either case, that ends on but excludes the date which is the 10th business day prior to an Earnings Announcement.

Terms (whether or not capitalized) used but not defined herein have the meanings assigned to them in the Sales Agreement.

Annex A-3

Exhibit A to Due Diligence Protocol

Email from an Agent to the Company:

In connection with your instructions that we sell, in our capacity as [Revise as appropriate-] [sales agent of the Company] [forward seller on behalf of our affiliated Forward Purchaser] up to [Revise as appropriate—][[•] shares of KRC common stock][shares of KRC common stock with an aggregate gross sales price of up to $[•]] at prices not less than $[•] per share, pursuant to Section 2 of the Sales Agreement, dated March 1, 2024 (the “Sales Agreement”), among Kilroy Realty Corporation (the “Company”), Kilroy Realty L.P. and Barclays Capital Inc., BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Nomura Securities International, Inc., Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC each as sales agent and/or principal (except in the case of Nomura Securities International, Inc.) and/or forward seller (except in the case of BTIG, LLC) (in any such capacity, the “Agents”) and the Forward Purchasers (as defined in the Sales Agreement), please confirm by reply email that the Company’s Prospectus and the Disclosure Package (each as defined in the Sales Agreement), including the documents incorporated by reference therein and any amendments or supplements thereto, as of the date of this email, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Confirming email from the Company to an Agent:

Pursuant to your email request, I, [    ], [Executive Vice President and Chief Financial Officer] of Kilroy Realty Corporation (the “Company”), hereby confirm that, as of the date of this email, the Prospectus and the Disclosure Package (each as defined in the Sales Agreement referred to in your email), including the documents incorporated by reference therein and any amendments or supplements thereto, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Annex A-4

Annex B

Kilroy Realty Corporation

Common Stock

(par value $0.01 per share)

TERMS AGREEMENT

[Date]

[•]

[•]

New York, New York [•]

Ladies and Gentlemen:

Kilroy Realty Corporation, a Maryland corporation (the “Company”), proposes, and the terms and subject to the conditions stated herein and in the Sales Agreement dated March 1, 2024 (the “Sales Agreement”) between the Company, Kilroy Realty, L.P., a Delaware limited partnership (the “Operating Partnership”), and Barclays Capital Inc., BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Nomura Securities International, Inc., Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC each as sales agent and/or principal (except in the case of Nomura Securities International, Inc.) and/or forward seller (except in the case of BTIG, LLC) (in any such capacity, the “Agents”) and the Forward Purchasers (as defined in the Sales Agreement), to issue and sell to [•], one of the Agents under the Sales Agreement (“the Agent”), the number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), specified in the Schedule 1 hereto (the “[Purchased] Securities”), [and to grant to the Agent the option to purchase all or any of the additional shares of Common Stock specified in the Schedule 1 hereto (the “Additional Securities” and, together with the Purchased Securities,] the “Securities”). Terms, whether or not capitalized, that are used herein but not defined and that are defined in the Sales Agreement shall have the respective meanings ascribed thereto in the Sales Agreement. [Provisions regarding Additional Securities and the definition of “Securities” to be revised, included or deleted, as applicable.]

[The Agent, shall have the right, at its option, to purchase from the Company all or a portion of the Additional Securities at the same purchase price per share to be paid by the Agent to the Company for the Purchased Securities; provided that the purchase price per share payable by the Agent for any Additional Securities shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and paid or payable on the Purchased Securities but not payable on such Additional Securities. This option may be exercised by the Agent at any time and from time to time and one or more times on or before the 30th day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (each such date and time being herein referred to as an “Option Closing Date”); provided, however, that an Option Closing Date shall not be earlier than the Delivery Date set forth on the Schedule 1 hereto nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised unless otherwise agreed by the Company. Payment of the purchase price for the Additional Securities shall be made on the applicable Option Closing Date in the same manner and at the same office as the payment for the Purchased Securities. For purposes of clarity, the parties hereto agree that on any Option Closing Date the Company and the Operating Partnership shall be deemed to have jointly and severally reaffirmed, as of such Option Closing Date, mutatis mutandis, each representation, warranty, covenant and other agreement contained in the Sales Agreement.]

The Company and the Operating Partnership shall deliver or cause to be delivered each of the certificates, opinions and letters set forth in Sections 3(a)(xii), 3(a)(xiii) and 3(a)(xiv) of the Sales Agreement that are required to be delivered on the date of this Agreement, the Delivery Date set forth on the Schedule 1 hereto [and on any Option Closing Date] and, without limitation to the foregoing, the obligations of the Agent to purchase the Purchased Securities [and any Additional Securities that the Agent has elected to purchase pursuant to this Terms Agreement] shall be subject to the delivery of such documents, each of which shall be reasonably satisfactory to the Agent in form and substance, and shall also be subject to the satisfaction of the conditions set forth in Section 5 of the Sales Agreement [and in the next succeeding paragraph].

[On or prior to the date of this Terms Agreement, the Company shall have furnished to the Agent agreements (the “Lock-Up Agreements”), each in the form set forth in Schedule 3 hereto, from the individuals listed on Schedule 2 hereto and each such Lock-Up Agreement shall be in full force and effect on the Delivery Date set forth in Schedule 2 hereto [and on any Option Closing Date]].

Each of the provisions of the Sales Agreement not specifically related to (a) the solicitation by the Agents, as agents of the Company, of offers to purchase Shares or (b) the Confirmations, Confirmation Shares and related transactions is incorporated herein by reference in its entirety and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein, mutatis mutandis. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement, the Applicable Time relating to the offering contemplated by this Terms Agreement, the Delivery Date set forth on the Schedule 1 hereto [and each Option Closing Date], except that each representation, warranty and agreement in Section 1 of the Sales Agreement which makes reference to the preliminary prospectus, the Disclosure Package or the Prospectus shall be deemed to be a representation, warranty and agreement as of the date of this Terms Agreement, the Applicable Time [and] [,] the Delivery Date [and each Option Closing Date] in relation to the preliminary prospectus, the Disclosure Package and the Prospectus, as applicable, as amended and supplemented to such date.

Annex B-2

Subject to the terms and conditions set forth herein and the terms and conditions of the Sales Agreement which are incorporated herein by reference as described above, the Company agrees to issue and sell to the Agent and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in the Schedule 1 hereto [and, if the Agent shall exercise its option to purchase all or any of the Additional Securities as described above, the Company agrees to issue and sell to the Agent and the Agent agrees to purchase from the Company such Additional Securities at the time and place specified pursuant to and at the purchase price set forth in this Terms Agreement.]

[To be revised as needed—] During the period (the “Lock-up Period”) commencing on the date of this Terms Agreement and ending on the [•] day following the date of this Terms Agreement, neither the Company nor the Operating Partnership will, without the prior written consent of the Agent (which consent may be withheld in the sole discretion of the Agent), directly or indirectly, issue, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act (other than a registration statement on Form S-8) in respect of, any shares of Common Stock or Common Units, options or warrants to acquire shares of Common Stock or Common Units or securities exchangeable or exercisable for or convertible into shares of Common Stock or Common Units or publicly announce an intention to do any of the foregoing, other than

(i) the issuance and sale of the Purchased Securities [and any Additional Securities] to the Agent, and the issuance and sale of Confirmation Shares to any Forward Purchasers pursuant to Confirmations entered into prior to the date of this Terms Agreement,

(ii) the issuance of Common Units to the Company in return for the Company’s contribution to the Operating Partnership of the net proceeds received from the Agent for the sale of the Purchased Securities [and any Additional Securities] (as contemplated by this Terms Agreement) and from the sale of any Confirmation Shares to any Forward Purchaser pursuant to a Confirmation entered into prior to the date of this Terms Agreement,

(iii) the issuance of Common Stock, options, restricted stock units or other equity awards to purchase Common Stock pursuant to, and the issuance of Common Stock upon the exercise of options, restricted stock units or other equity awards issued under, any stock option, stock bonus or other stock plan or similar arrangement described in the Disclosure Package and the Prospectus, and the issuance of Common Stock upon redemption of Common Units pursuant to the Partnership Agreement, and

(iv) the issuance of Common Units in connection with an acquisition of real property so long as (A) the Common Units are issued directly to the entity or the securityholders or other equity owners of the applicable entity from which such real property is acquired and (B) the recipients of such Common Units agree in writing delivered to the Agent not to sell, offer, dispose of or otherwise transfer any shares of Common Stock issuable upon redemption of such Common Units during the Lock-Up Period without the prior written consent of the Agent (which consent may be withheld in its sole discretion).

Annex B-3

The Agent shall have the right, by giving written notice as specified in the Sales Agreement, to terminate this Terms Agreement if at any time prior to the payment for, and delivery to the Agent of, the Securities on the Delivery Date specified on the Schedule 1 hereto [or, if Additional Securities are to be purchased on an Option Closing Date, to terminate the Agent’s obligation to purchase such Additional Securities on such Option Closing Date if at any time prior to the payment for, and delivery to the Agent of, such Additional Shares on such Option Closing Date] (i) there has been, since the date of this Terms Agreement or since the respective dates as of which information is given in the Prospectus or Disclosure Package, any Material Adverse Change, (ii) trading or quotation in any securities issued or guaranteed by the Company shall have been suspended or limited by the Commission or by the New York Stock Exchange; (iii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchange by the Commission or FINRA; (iv) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (v) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Agent is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares in the manner and on the terms described in the Prospectus and the Disclosure Package or to enforce contracts for the sale of securities. Except as otherwise provided in the Sales Agreement, any termination of this Agreement pursuant to this paragraph shall be without liability on the part of (a) the Company or the Operating Partnership to the Agent or (b) the Agent to the Company or the Operating Partnership.

If any condition specified in Section 5 of the Sales Agreement that is applicable to the transactions contemplated by this Agreement or any condition specified in this Agreement is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Agent by notice to the Company at any time on or prior to the payment for, and delivery to the Agent of, the Securities on the Delivery Date set forth on the Schedule 1 attached hereto [or, with respect to any Additional Securities that the Agent has elected to purchase, the Agent may, at any time prior to the payment for, and delivery to the Agent of, such Additional Shares on to the applicable Option Closing Date, terminate its obligation to purchase such Additional Securities], which termination shall be without liability on the part of any party to any other party, except as otherwise provided in the Sales Agreement or in this Agreement.

This Agreement and the Sales Agreement constitute the entire agreement of the parties hereto with respect to the transactions contemplated hereby and supersede all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the transactions contemplated hereby.

Annex B-4

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Operating Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent, the Company and the Operating Partnership in accordance with its terms.

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING UNDER THIS TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

The words “executed,” “execution,” signed,” “signature,” and words of like import in this Terms Agreement or in any instruments, agreements, amendments or supplements, certificates, legal opinions, negative assurance letters or other documents entered into or delivered pursuant to or in connection with this Terms Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign) and, without limitation to the foregoing, this Terms Agreement and any related instruments, agreements, amendments or supplements, certificates, legal opinions, negative assurance letters or other documents related hereto or thereto may be executed and delivered by the parties by any of the foregoing means. The use of electronic means of transmittal and delivery, electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[Signature Page Follows]

Annex B-5

Very truly yours,

KILROY REALTY CORPORATION

By:
Name:
Title:

By:
Name:
Title:

KILROY REALTY, L.P.

By:	Kilroy Realty Corporation, as the General Partner

By:
Name:
Title:

By:
Name:
Title:

Accepted as of the date hereof:

[•]

By:
Authorized Representative

Annex B-6

Schedule 1 to Terms Agreement

Number of Purchased Securities to be sold by the Company:

Number of Additional Securities which may be purchased by Agent:

Price per Purchased Security to be paid by Agent:

Delivery Date:

Time of Delivery:

Delivery Location:

[Schedule 2 to Terms Agreement]

[List of Individuals Delivering Lock-Up Agreements]

[Schedule 3 to Terms Agreement]

[Form of Lock-Up Agreement]

Annex C

Form of Forward Confirmation

Annex C-1

Form of Forward Confirmation

Date:	[•], 20[•]

To:	Kilroy Realty Corporation

12200 W. Olympic Boulevard, Suite 200

Los Angeles, California, 90064

Fax No.: (310) 481-6540

Attention: Chief Financial Officer

From: [DEALER NAME AND NOTICE INFORMATION]

Ladies and Gentlemen:

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between [DEALER NAME] (“Dealer”) and Kilroy Realty Corporation (the “Counterparty”) on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the ISDA 2002 Master Agreement specified below.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Confirmation.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

1. This Confirmation, as supplemented by the pricing supplement substantially in the form of Annex A hereto delivered hereunder (the “Pricing Supplement”), evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation, together with any other Confirmations for registered forward transactions entered into between Dealer and Counterparty in connection with the Sales Agreement (as defined below) (each, an “Additional Confirmation”), shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed an agreement in such form (without any Schedule but (i) with the elections set forth in this Confirmation and (ii) with the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement will apply to Dealer as if (a) the phrase “, or becoming capable at such time of being declared,” were deleted from Section 5(a)(vi)(1) of the Agreement, (b) the “Threshold Amount” with respect to Dealer were three percent of the [shareholders’] [members’] equity of [Dealer][[•] (“Dealer Parent”)], (c) the following language were added to the end of Section 5(a)(vi) of the Agreement: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.” and (d) the term “Specified Indebtedness” had the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business). In the event of any inconsistency between provisions of the Equity Definitions, the Agreement, this Confirmation and the Pricing Supplement, the following will prevail in the following order of precedence: (i) the Pricing Supplement, (ii) this

Annex C-2

Confirmation, (iii) the Equity Definitions and (iv) the Agreement. The parties hereby agree that, other than the Transaction to which this Confirmation relates and the Transactions to which the Additional Confirmations, if any, relate (each, an “Additional Transaction”), no Transaction shall be governed by the Agreement. For purposes of the Equity Definitions, the Transaction is a Share Forward Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	[•], 20[•]

Effective Date:	The first day occurring on or after the Trade Date on which Shares sold through [AGENT NAME] (the “Agent”), acting as forward seller for Dealer, pursuant to the Sales Agreement dated March 1, 2024 and as may be amended from time to time, between Counterparty, Dealer, the Agent and the other parties thereto (the “Sales Agreement”), have settled.

Seller:	Counterparty

Buyer:	Dealer

Shares:	The common stock of Counterparty, par value USD 0.01 per share (Ticker Symbol: “KRC”)

Number of Shares:	The aggregate number of Shares sold through the Agent during the period from and including the Trade Date through and including the Hedge Completion Date; provided, however, that on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares settled on such date.

Hedge Completion Date:	The earliest of (i) the date specified in writing as the Hedge Completion Date by Counterparty, (ii) any Settlement Date and (iii) [DATE]. Promptly after the Hedge Completion Date, Dealer will furnish Counterparty with the Pricing Supplement specifying the Hedge Completion Date, the Number of Shares as of the Hedge Completion Date (the “Initial Number of Shares”) and the Initial Forward Price, all determined in accordance with the terms hereof.

Initial Forward Price:	[•]% of the volume weighted average price at which the Shares are sold through the Agent during the period from and including the Trade Date through and including the Hedge Completion Date (such Shares, the “Forward Hedge Shares”), adjusted as the Calculation Agent determines appropriate to (i) reflect on each day during such period the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day

Annex C-3

(which, for the avoidance of doubt, may be based on sales of Forward Hedge Shares that have settled) and (ii) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date occurring on or before the Hedge Completion Date.

Forward Price:	(a) On the Hedge Completion Date, the Initial Forward Price; and

(b)   on each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of 1 and the Daily Rate for such day; provided that, on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date;

provided that the Forward Price shall in no event be less than USD 0.01 per Share.

Notwithstanding the foregoing, to the extent that Counterparty delivers Shares hereunder on or after a Forward Price Reduction Date and at or before the record date for an ordinary cash dividend with an ex-dividend date corresponding to such Forward Price Reduction Date, the Calculation Agent shall adjust the Forward Price if it determines that such an adjustment is practicable and appropriate to preserve the economic intent of the parties (taking into account Dealer’s commercially reasonable Hedge Positions in respect of the Transaction).

Daily Rate:	For any day, a rate (which may be positive or negative) equal to (i)(a) the Overnight Bank Rate for such day minus (b) the Spread divided by (ii) 360.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate,” as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	[•]%.

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Annex C-4

Forward Price Reduction Dates:	As set forth on Schedule I

Forward Price Reduction Amounts:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.

Exchange:	The New York Stock Exchange

Related Exchange(s):	All Exchanges

Clearance System:	The Depository Trust Company

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case that the Calculation Agent determines, in its commercially reasonable judgment, is material”.

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	Any event that Dealer, based on advice of counsel, determines makes it reasonably necessary or appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures that generally apply to transactions of a nature and kind similar to the Transaction and have been adopted in good faith by Dealer (whether or not such policies or procedures are imposed by law or have been voluntarily adopted by Dealer) for Dealer to refrain from or decrease any market activity in connection with the Transaction.

Settlement:

Settlement Currency:	USD (all amounts shall be converted to the Settlement Currency in good faith and in a commercially reasonable manner by the Calculation Agent)

Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Final Date that is either:

(a)   designated by Counterparty as a “Settlement Date” by a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements, if applicable, and is delivered to Dealer no less than (i) two Scheduled Trading

Annex C-5

Days prior to such Settlement Date, which may be the Final Date, if Physical Settlement applies, and (ii) 60 Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Cash Settlement or Net Share Settlement applies; provided that, if Dealer shall fully unwind its hedge with respect to the portion of the Number of Shares to be settled during an Unwind Period by a date that is more than two Scheduled Trading Days prior to a Settlement Date specified above, Dealer may, by written notice to Counterparty, no fewer than two Scheduled Trading Days prior thereto, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date; or

(b) designated by Dealer as a Settlement Date pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below;

provided that the Final Date will be a Settlement Date if on such date the Number of Shares for which a Settlement Date has not already been designated is greater than zero, and provided further that, following the occurrence of at least five consecutive Disrupted Days during an Unwind Period and while such Disrupted Days are continuing, Dealer may designate any subsequent Scheduled Trading Day as the Settlement Date with respect to the portion of the Settlement Shares, if any, for which Dealer has determined an Unwind Purchase Price during such Unwind Period, it being understood that the Unwind Period with respect to the remainder of such Settlement Shares shall recommence on the next succeeding Exchange Business Day that is not a Disrupted Day in whole.

Final Date:	[DATE] (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Settlement Shares:

(a)   With respect to any Settlement Date other than the Final Date, the number of Shares designated as such by Counterparty in the relevant Settlement Notice or designated by Dealer pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below, as applicable; provided that the Settlement Shares so designated shall, in the case of a designation by Counterparty, (i) not exceed the Number of Shares at that time and (ii) be at least equal to the lesser of 100,000 and the Number of Shares at that time, in each case with the Number of Shares determined taking into account pending Settlement Shares; and

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(b) with respect to the Settlement Date on the Final Date, a number of Shares equal to the Number of Shares at that time;

in each case with the Number of Shares determined taking into account pending Settlement Shares.

Settlement Method Election:	Physical Settlement, Cash Settlement, or Net Share Settlement, at the election of Counterparty as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Dealer is unable, in good faith and in its commercially reasonable discretion, to unwind its hedge by the end of the Unwind Period (taking into account any Additional Transactions with overlapping “Unwind Periods” (as defined in the applicable Additional Confirmation)) (A) in a manner that, in the reasonable discretion of Dealer, based on advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 (“Rule 10b-18”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (B) in its commercially reasonable judgment, is due to the occurrence of five or more Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period, (iii) to any Termination Settlement Date (as defined under “Termination Settlement” of Paragraph 7(g) below) and (iv) if the Final Date is a Settlement Date other than as the result of a valid Settlement Notice, in respect of such Settlement Date; provided further that, if Physical Settlement applies under clause (ii) immediately above, Dealer shall provide written notice to Counterparty at least two Scheduled Trading Days prior to the applicable Settlement Date.

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Counterparty that specifies Cash Settlement or Net Share Settlement will neither be effective to establish a Settlement Date or require Cash Settlement nor Net Share Settlement unless Counterparty delivers to Dealer with such Settlement Notice a representation, dated as of the date of such Settlement Notice and signed by Counterparty, containing (x) the provisions set forth in clause (i) under the heading “Additional Representations and Agreements of Counterparty” in Paragraph 7(e) below and (y) a

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representation from Counterparty that neither Counterparty nor any of its subsidiaries has applied, and shall not until after the first date on which no portion of the Transaction remains outstanding following any final exercise and settlement, cancellation or early termination of the Transaction, apply, for a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) or other investment, or receive any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (I) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (II) (X) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that Counterparty comply with any requirement not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Issuer, and that it has not, as of the date specified in the condition, made a capital distribution or will make a capital distribution, or (Y) where the terms of the Transaction would cause Counterparty under any circumstances to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance (collectively “Restricted Financial Assistance”), other than any such applications for Restricted Financial Assistance that were (or would be) made (x) determined based on advice of outside counsel of national standing that the terms of the Transaction would not cause Counterparty to fail to satisfy any condition for application for or receipt or retention of such Financial Assistance based on the terms of the program or facility as of the date of such advice or (y) after delivery to Dealer of evidence or other guidance from a governmental authority with jurisdiction for such program or facility that the Transaction is permitted under such program or facility (either by specific reference to the Transaction or by general reference to transactions with the attributes of the Transaction in all relevant respects).

Physical Settlement:	If Physical Settlement is applicable, then Counterparty shall deliver to Dealer through the Clearance System a number of Shares equal to the Settlement Shares for such Settlement Date, and Dealer shall pay to Counterparty, by wire transfer of immediately available funds to an account designated by Counterparty, an amount equal to the

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Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount:	For any Settlement Date for which Physical Settlement is applicable, an amount in cash equal to (a) the Forward Price in effect on the relevant Settlement Date multiplied by (b) the Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount is a positive number, then Dealer will pay the Cash Settlement Amount to Counterparty. If the Cash Settlement Amount is a negative number, then Counterparty will pay the absolute value of the Cash Settlement Amount to Dealer. Such amounts shall be paid on such Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:	An amount determined by the Calculation Agent equal to:

(a)   (i)(A) the weighted average (weighted on the same basis as clause (B)) of the Forward Prices on each day during the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below), minus USD 0.02, minus (B) the weighted average price (the “Unwind Purchase Price”) at which Dealer purchases Shares during the Unwind Period to unwind its hedge with respect to the portion of the Number of Shares to be settled during the Unwind Period (including, for the avoidance of doubt, purchases on any Disrupted Day in part), taking into account Shares anticipated to be delivered or received if Net Share Settlement applies, and the restrictions of Rule 10b-18 agreed to hereunder, multiplied by (ii) the Settlement Shares for the relevant Settlement Date; minus

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(b)   (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, multiplied by (ii) the number of Settlement Shares for such Settlement Date with respect to which Dealer has not unwound its hedge, including the settlement of such unwinds, as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, then Dealer shall deliver a number of Shares to Counterparty equal to the Net Share Settlement Shares, or (ii) negative number, then Counterparty shall deliver a number of Shares to Dealer equal to the Net Share Settlement Shares; provided that, if Dealer determines in its reasonable judgment that it would be required to deliver Net Share Settlement Shares to Counterparty, Dealer may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:	With respect to a Settlement Date, the absolute value of the Cash Settlement Amount divided by the Unwind Purchase Price, with the number of Shares rounded up in the event such calculation results in a fractional number.

Unwind Period:	The period from and including the first Exchange Business Day following the date Counterparty validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the second Scheduled Trading Day preceding such Settlement Date, subject to “Termination Settlement” as described in Paragraph 7(g) below.

Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.

Share Cap:	Notwithstanding any other provision of this Confirmation, in no event will Counterparty be required to deliver to Dealer on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement or any Private Placement Settlement, a number of Shares in excess of (i) two times the Initial Number of Shares, subject to adjustment from time to time in accordance with the provisions of this Confirmation or the Equity Definitions minus (ii) the aggregate number of Shares delivered by Counterparty to Dealer hereunder prior to such Settlement Date.

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Adjustments:

Method of Adjustment:	Calculation Agent Adjustment. Section 11.2(e) of the Equity Definitions is hereby amended by deleting clauses (iii) and (v) thereof. For the avoidance of doubt, the declaration or payment of a cash dividend will not constitute a Potential Adjustment Event.

Additional Adjustment:	If, in Dealer’s commercially reasonable judgment, the actual cost to Dealer (or its affiliate) over any one month period of borrowing a number of Shares equal to the Number of Shares to hedge in a commercially reasonable manner its exposure to the Transaction exceeds a weighted average rate equal to [•] basis points per annum, the Calculation Agent shall reduce the Forward Price to compensate Dealer for the amount by which such cost exceeded a weighted average rate equal to [•] basis points per annum during such period. The Calculation Agent shall notify Counterparty prior to making any such adjustment to the Forward Price.

Extraordinary Events:

Extraordinary Events:	In lieu of the applicable provisions contained in Article 12 of the Equity Definitions, the consequences of any Extraordinary Event (including, for the avoidance of doubt, any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting, or Change In Law) shall be as specified below under the headings “Acceleration Events” and “Termination Settlement” in Paragraphs 7(f) and 7(g), respectively. Notwithstanding anything to the contrary herein or in the Equity Definitions, no Additional Disruption Event will be applicable except to the extent expressly referenced in Paragraph 7(f)(iv) below. The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “15%.”

Hedging Party:	Dealer for all applicable Additional Disruption Events.

Non-Reliance:	Applicable

Agreements and Acknowledgments

Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Transfer:	Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges, obligations and remedies of Dealer under the Transaction, in whole

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or in part, to (A) a wholly-owned subsidiary of Dealer or [its ultimate parent entity][Dealer Parent], whose obligations hereunder are fully and unconditionally guaranteed by Dealer or [its ultimate parent entity][Dealer Parent], or (B) any other wholly-owned direct or indirect subsidiary of Dealer or [its ultimate parent entity][Dealer Parent] with a long-term issuer rating equal to or better than the credit rating of Dealer or [its ultimate parent entity][Dealer Parent] at the time of transfer without the consent of Counterparty; provided that, at all times, Dealer or any assignee, transferee or other recipient of rights, title and interest, powers, privileges, obligations and remedies shall be eligible to provide a U.S. Internal Revenue Service Form W-9 or W-8ECI with respect to any payments or deliveries under the Agreement.

3. Calculation Agent:	Dealer, whose judgments, determinations and calculations shall be made in good faith and in a commercially reasonable manner; provided that, following the occurrence and during the continuance of an Event of Default of the type described in Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, if the Calculation Agent fails to timely make any calculation, adjustment or determination required to be made by the Calculation Agent hereunder or to perform any obligation of the Calculation Agent hereunder and such failure continues for five Exchange Business Days following notice to the Calculation Agent by Counterparty of such failure, Counterparty shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a request by Counterparty, the Calculation Agent shall promptly (but in any event within five Scheduled Trading Days) provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation (including any assumptions used in making such determination or calculation), it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models or other proprietary or confidential information used by it for such determination or calculation.

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4. Account Details:

(a)	Account for delivery of Shares
	to Dealer:	To be furnished

(b)	Account for delivery of Shares
	to Counterparty:	To be furnished

(c)	Account for payments to
	Counterparty:	To be advised under separate cover or telephone
confirmed prior to each Settlement Date

(d)	Account for payments to Dealer:	To be advised under separate cover or telephone
confirmed prior to each Settlement Date

5. Offices:

The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party

The Office of Dealer for the Transaction is: [New York][•]

6. Notices: For purposes of this Confirmation:

(a)	Address for notices or communications to Counterparty:

Kilroy Realty Corporation

12200 W. Olympic Boulevard, Suite 200

Los Angeles, California, 90064

Fax No.: (310) 481-6540

Attention: Chief Financial Officer

E-mail: [•]

(b)	Address for notices or communications to Dealer:

[INSERT DEALER NAME AND NOTICE INFORMATION]

7. Other Provisions:

(a) Conditions to Effectiveness. The Transaction shall be effective if and only if Shares are sold by the Agent on or after the Trade Date and on or before the Hedge Completion Date pursuant to the Sales Agreement. If the Sales Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with the Transaction, other than in respect of breaches of representations or covenants on or prior to such date, and the Transaction shall remain effective with respect to any Shares sold by the Agent on or after the Trade Date and prior to such termination.

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(b) Sales Agreement Representations, Warranties and Covenants. On the Trade Date and on each date on which Dealer or its affiliates makes a sale pursuant to a prospectus in connection with a hedge of the Transaction, Counterparty repeats and reaffirms as of such date all of the representations and warranties contained in the Sales Agreement. Counterparty hereby agrees to comply with its covenants contained in the Sales Agreement as if such covenants were made in favor of Dealer.

(c) Interpretive Letter. Counterparty agrees and acknowledges that the Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. (the “Interpretive Letter”) and agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer for the Transaction to comply with the Interpretive Letter. Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M. In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Sales Agreement complies with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.

(d) Agreements and Acknowledgments Regarding Shares.

(i) Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(ii) Counterparty agrees and acknowledges that Dealer (or its affiliate) will hedge its exposure to the Transaction by selling Shares borrowed from third party securities lenders or other Shares pursuant to a registration statement, and that, pursuant to the terms of the Interpretive Letter, the Shares (up to the Initial Number of Shares) delivered, pledged or loaned by Counterparty to Dealer (or its affiliate) in connection with the Transaction may be used by Dealer (or its affiliate) to return to securities lenders without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such securities loan is effected by Dealer (or its affiliate). Accordingly, subject to Paragraph 7(h) below, Counterparty agrees that the Shares that it delivers, pledges or loans to Dealer (or its affiliate) on or prior to the final Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

(iii) Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the Share Cap, solely for the purpose of settlement under the Transaction.

(iv) Unless the provisions set forth below under “Private Placement Procedures” are applicable, Dealer agrees to use any Shares delivered by Counterparty hereunder on any Settlement Date to return to securities lenders to close out open securities loans created by Dealer or its affiliate in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under the Transaction.

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(v) In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction, Dealer shall use its good faith efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18, as if such provisions were applicable to such purchases and any analogous purchases under any Additional Transaction, taking into account any applicable Securities and Exchange Commission no action letters, as appropriate, and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond Dealer’s control.

(e) Additional Representations and Agreements of Counterparty. Counterparty represents, warrants and agrees as follows:

(i) Counterparty represents to Dealer on the Trade Date and on any date that Counterparty notifies Dealer that Cash Settlement or Net Share Settlement applies to the Transaction, that (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (C) Counterparty is neither entering into this Confirmation nor making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act. In addition to any other requirement set forth herein, Counterparty agrees not to designate, or to appropriately rescind or modify a prior designation of, any Settlement Date if it is notified by Dealer that, in the reasonable determination of Dealer, based on the advice of counsel, such settlement or Dealer’s related market activity in respect of such date would result in a violation of any applicable federal or state law or regulation, including the U.S. federal securities laws.

(ii) It is the intent of Dealer and Counterparty that following any election of Cash Settlement or Net Share Settlement by Counterparty, the purchase of Shares by Dealer during any Unwind Period shall comply with the requirements of Rule 10b5-l(c)(l)(i)(B) under the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-l(c) under the Exchange Act. Counterparty acknowledges that (i) during any Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its agent or affiliate) in connection with this Confirmation and (ii) Counterparty is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 under the Exchange Act. Counterparty further agrees to act in good faith with respect to this Confirmation and the Agreement.

(iii) Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

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(iv) During any Unwind Period, Counterparty shall (i) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or reasonably expects in advance of the opening to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Dealer following any such announcement that such announcement has been made, and (iii) promptly deliver to Dealer following the making of any such announcement information indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

(v) Neither Counterparty nor any of its affiliated purchasers (within the meaning of Rule 10b-18) shall take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Confirmation, under an agreement with another party or otherwise, that Counterparty reasonably believes to cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of the Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Counterparty.

(vi) Counterparty will not engage in any “distribution” (as defined in Regulation M), other than a distribution meeting, in each case, the requirements of an exception set forth in each of Rules 101(b) and 102(b) of Regulation M that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(vii) Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(viii) Counterparty is not insolvent, nor will Counterparty be rendered insolvent as a result of the Transaction or its performance of the terms hereof.

(ix) Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

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(x) Counterparty understands that no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

(xi) To Counterparty’s actual knowledge, no federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares, other than Sections 13 and 16 under the Exchange Act or Article IV of Counterparty’s Articles of Amendment and Restatement, as may be amended and supplemented from time to time (the “Charter”); provided that Counterparty makes no representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer or its affiliates solely as a result of their being a financial institution or broker-dealer.

(xii) No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act and (ii) as may be required to be obtained under state securities laws.

(xiii) Counterparty (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction; and (iii) is entering into the Transaction for a bona fide business purpose.

(xiv) Counterparty will, by the next succeeding Scheduled Trading Day notify Dealer upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event.

(xv) Ownership positions of Counterparty’s common stock held by Dealer or any of its affiliates solely in its capacity as a nominee or fiduciary (where Dealer and such affiliates have no economic interest in such positions) do not constitute “ownership” by Dealer, and Dealer shall not be deemed or treated as the beneficial or constructive “owner” of such positions, in each case, for purposes of Article IV of the Charter, except for purposes of Section E.6 thereof.

(xvi) Counterparty (i) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies involving a security or securities, (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing and (iii) has total assets of at least USD 50 million as of the date hereof.

(f) Acceleration Events. Each of the following events shall constitute an “Acceleration Event”:

Annex C-17

(i) Stock Borrow Event. In the commercially reasonable judgment of Dealer, it (or its affiliate) (A) is not able to hedge in a commercially reasonable manner its exposure under the Transaction because insufficient Shares are made available for borrowing by securities lenders or (B) would incur a cost to borrow (or to maintain a borrow of) Shares to hedge in a commercially reasonable manner its exposure under the Transaction that is greater than a rate equal to [200] basis points per annum (each, a “Stock Borrow Event”);

(ii) Dividends and Other Distributions. On any day occurring after the Trade Date, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this paragraph (ii) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in a commercially reasonable manner by Dealer; “Extraordinary Dividend” means any dividend or distribution (that is not an ordinary cash dividend) declared by the Issuer with respect to the Shares that, in the commercially reasonable determination of Dealer, is (1) a dividend or distribution declared on the Shares at a time at which the Issuer has not previously declared or paid dividends or distributions on such Shares for the prior four quarterly periods, (2) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution, (3) a payment by the Issuer to holders of Shares out of the Issuer’s capital and surplus or (4) any other “special” dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;

(iii) ISDA Termination. Either Dealer or Counterparty has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, in which case, except as otherwise specified herein and except as a result of an Event of Default under Section 5(a)(i) of the Agreement, the provisions of Paragraph 7(g) below shall apply in lieu of the consequences specified in Section 6 of the Agreement;

(iv) Other ISDA Events. An Announcement Date occurs in respect of any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting or the occurrence of any Hedging Disruption or Change in Law; provided that, in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); provided further that (i) the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (A) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation” and (B) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Dealer on the Trade Date” and (ii) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law)

Annex C-18

or (B) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”) or any similar provision in any legislation enacted on or after the Trade Date; or

(v) Ownership Event. In the good faith judgment of Dealer, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”). For purposes of this clause (v), the “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order or Counterparty constituent document that for any reason is, or after the Trade Date becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations (except for any filing requirements on Form 13F, Schedule 13D or Schedule 13G under the Exchange Act, in each case, as in effect on the Trade Date) or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (y) 1.0% of the number of Shares outstanding.

(g) Termination Settlement. Upon the occurrence of any Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Counterparty fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the Transaction, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Counterparty, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Counterparty has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. Notwithstanding the foregoing, in the case of a

Annex C-19

Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.

(h) Private Placement Procedures. If Counterparty is unable to comply with the provisions of sub-paragraph (ii) of “Agreements and Acknowledgments Regarding Shares” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Dealer otherwise determines that in its reasonable opinion any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under such sub-paragraph (ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.

(i) If Counterparty delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in accordance with private placement procedures customary for private placements of equity securities of substantially similar size with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or its affiliate) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary for private placement agreements of equity securities of a substantially similar size, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Dealer to Counterparty of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the date that would otherwise be applicable.

(ii) If Counterparty delivers any Restricted Shares in respect of the Transaction, Counterparty agrees that (A) such Shares may be transferred by and among Dealer and its affiliates and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters

Annex C-20

customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

(i) Indemnity. Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Counterparty in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, except to the extent determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s negligence, fraud, bad faith and/or willful misconduct or from a breach of any representation or covenant of Dealer contained in this Confirmation or the Agreement. The foregoing provisions shall survive any termination or completion of the Transaction.

(j) Waiver of Trial by Jury. COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVE (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(k) Governing Law/Jurisdiction. This Confirmation and any claim, controversy or dispute arising under or related to this Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

(l) Designation by Dealer. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of the Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

(m) Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that the Transaction is a contract for the issuance of Shares by the Issuer.

Annex C-21

(n) Disclosure. Effective from the date of commencement of discussions concerning the Transaction, each of Dealer and Counterparty and each of their employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

(o) Right to Extend. Dealer may postpone any Settlement Date or any other date of valuation or delivery, with respect to some or all of the relevant Settlement Shares, if Dealer determines, based on advice of counsel, that such extension is reasonably necessary or appropriate to enable Dealer to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal and regulatory requirements.

(p) Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than 4.5%. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Number of Shares for the Transaction and the “Number of Shares” (as defined in the applicable Additional Confirmation) under any outstanding Additional Transactions and (2) the denominator of which is the number of Shares outstanding on such day.

(q) Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder (the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder) in excess of 4.9% of the then outstanding Shares (the “Threshold Number of Shares”), (iii) Dealer would hold 5% or more of the number of Shares of Counterparty’s outstanding common stock or 5% or more of Counterparty’s outstanding voting power (the “Exchange Limit”) or (iv) such acquisition would result in a violation of any restriction on ownership or transfer set forth in Article IV of the Charter (the “Counterparty Stock Ownership Restrictions”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would directly or indirectly hold in excess of the Exchange Limit or (iv) such delivery would result in a violation of the Counterparty Stock Ownership Restrictions. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery, (i) the Share Amount would not exceed the Post-Effective Limit, (ii) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would not directly or indirectly hold in excess of the Exchange Limit and (iv) such delivery would not result in a violation of the Counterparty Stock Ownership Restrictions.

Annex C-22

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding paragraph.

Dealer represents and warrants that, as of the Trade Date, if Dealer received the maximum number of Shares hereunder assuming both (i) Physical Settlement applies and (ii) no restrictions on the delivery of Shares hereunder were applicable, then the Counterparty Stock Ownership Restrictions would not apply so as to limit the number of Shares that Dealer could receive hereunder.

(r) Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), the Agreement and the Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.

(s) Bankruptcy Status. Subject to Paragraph 7(m) above, Dealer acknowledges and agrees that this Confirmation is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transaction.

(t) No Collateral or Setoff. Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. Obligations in respect of the Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations in respect of the Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff, except that set-off solely with respect to amounts payable under the Transaction and any and all Additional Transactions governed by the Agreement shall be permissible.

(u) Tax Matters.

(i) For the purpose of Section 3(e) of the Agreement, each of Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement or amounts payable hereunder that may be treated as interest for U.S. federal income tax purposes) to be made by it to the other party under the Agreement. In making this representation, it may rely on (A) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (B) the satisfaction of the agreement contained in Section 4(a)(i) or Section 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or Section 4(a)(iii) of the Agreement and (C) the satisfaction of the agreement of the other party contained in Section 4(d) of the

Annex C-23

Agreement, except that it will not be a breach of this representation where reliance is placed on clause (B) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(ii) For the purpose of Section 3(f) of the Agreement:

(1)	Dealer makes the following representation[s]:

a.

[It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes. It is a national banking association organized and existing under the laws of the United States of America and is an exempt recipient under section 1.6049-4(c)(1)(ii)(M) of the United States Treasury Regulations.][It is a broker-dealer firm registered with the Commission under the Exchange Act and is an exempt recipient under section 1.6049-4(c)(1)(ii)(I) of the United States Treasury Regulations.][2]

(2)	Counterparty makes the following representations:

a.	It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

b.

It is a real estate investment trust for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under section 1.6049-4(c)(1)(ii)(J) of the United States Treasury Regulations.

(ii) Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in Paragraph 7(u)(i) above and “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any FATCA Withholding Tax. For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“FATCA Withholding Tax” means any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

[2]	NTD: Update depending on Dealer.

Annex C-24

(iii) 871(m) Protocol. To the extent that either party to the Agreement with respect to the Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by ISDA on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to the Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to the Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to the Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of the Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to the Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

(iv) Tax Documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Counterparty shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, with the “corporation” box checked on line 3 thereof (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such tax form previously provided by Counterparty has become inaccurate or incorrect. Additionally, Counterparty shall, promptly upon request by Dealer, provide, to the extent it is permitted by law to do so without material prejudice, such other tax forms and documents reasonably requested by Dealer.

For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Dealer shall provide to Counterparty a valid and duly executed U.S. Internal Revenue Service Form [W-9 or W-8ECI],3 or any successor thereto, as applicable, with the [“corporation” box checked on line 3 thereof],4 (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such tax form previously provided by Dealer has become inaccurate or incorrect. Additionally, Dealer shall, promptly upon request by Counterparty, provide, to the extent it is permitted by law to do so without material prejudice, such other tax forms and documents reasonably requested by Counterparty.

(v) Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under this Confirmation, the Equity Definitions or the Agreement (including, but not limited to, any right arising from any Acceleration Event).

[3]	NTD: Update depending on Dealer.
[4]	NTD: Update depending on Dealer.

Annex C-25

(w) Other Forwards / Dealers. Dealer acknowledges that Counterparty has entered or may enter in the future into one or more substantially similar forward transactions for the Shares (each, an “Other Forward” and collectively, the “Other Forwards”) with one or more other dealers (the “Other Dealers”). Dealer and Counterparty agree that if Counterparty designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forwards coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and the length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of the Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Dealer, every third Scheduled Trading Day if there are two Other Dealers, etc.).

(x) Delivery of Cash. For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of the Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Counterparty so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) Paragraph 7(i) above or (ii) any damages that may be payable by Counterparty as a result of breach of this Confirmation.

(y) Counterparts.

(i) Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., AdobeSign (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature” and words of like import in this Confirmation or in any other certificate, agreement or document related to this Confirmation shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Confirmation or the Agreement.

(ii) Notwithstanding anything to the contrary in the Agreement, either party may deliver to the other party a notice relating to any Event of Default or Termination Event under this Confirmation by e-mail.

[(z) U.S. Stay Regulations.]5 To the extent that the QFC Stay Rules (as defined below) are applicable hereto, then the parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “2018 Protocol”), the terms of the 2018 Protocol are incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as “Regulated Entity” and/or “Adhering Party” as applicable to it under the 2018 Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform

[5]	NTD: Include for most US banks.

Annex C-26

with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Confirmation and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of this Confirmation, both parties hereto become adhering parties to the 2018 Protocol, the terms of the 2018 Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Confirmation and the terms of the 2018 Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider.

“QFC Stay Rules” mean the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

(aa) [Insert Dealer boilerplate, if any.]

Annex C-27

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours sincerely,

[DEALER NAME]

By:
Name:
Title:

Annex C-28

Confirmed as of the date first above written:

KILROY REALTY CORPORATION

By:
Name:
Title:

Annex C-29

SCHEDULE I

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD	[•]
[•]	USD	[•]
[•]	USD	[•]
[•]	USD	[•]
[•]	USD	[•]
[•]	USD	[•]
[•]	USD	[•]

Annex C-30

ANNEX A

PRICING SUPPLEMENT

Date:	[•], 20[•]

To:	Kilroy Realty Corporation

12200 W. Olympic Boulevard, Suite 200

Los Angeles, California, 90064

Fax No.: (310) 481-6540

Attention: Chief Financial Officer

From:	[DEALER NAME AND NOTICE INFORMATION]

Ladies and Gentlemen:

This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Transaction dated as of [•], 20[•] (the “Confirmation”) between Kilroy Realty Corporation and [DEALER NAME].

Terms not defined herein shall have the meaning ascribed to them in the Confirmation.

For all purposes under the Confirmation,

(a)	the Hedge Completion Date is [•], 20[•];

(b)	the Initial Number of Shares shall be [•]; and

(c)	the Initial Forward Price shall be USD [•].

[Signature Pages Follow]

Annex C-31

[Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Pricing Supplement for that purpose and returning it to us.]6

Very truly yours, [DEALER NAME]

By:
Name:
Title:

[6]	NTD: To include if Dealer so requires.

Annex C-32

[Confirmed as of the date first above written:

KILROY REALTY CORPORATION

By:
Name:
Title:][7]

[7]	NTD: To include if Dealer so requires.

Annex C-33